Exhibit 2.1

SHARE PURCHASE AGREEMENT

between

COTCO HOLDINGS LIMITED

and

CREE, INC.

Dated as of March 11, 2007

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND TERMS...		2

Section 1.1	Certain Definitions...	2
Section 1.2	Other Terms...	14
Section 1.3	Other Definitional Provisions..........................................................................................................................................................................................	14

ARTICLE II

PURCHASE AND SALE OF THE BUSINESS...		14

Section 2.1	Purchase and Sale...	14
Section 2.2	Excluded Assets and Liabilities......................................................................................................................................................................................	15
Section 2.3	Purchase Price...	15
Section 2.4	Working Capital Adjustment..........................................................................................................................................................................................	16
Section 2.5	Closing...	17
Section 2.6	Deliveries by the Buyer....................................................................................................................................................................................................	17
Section 2.7	Deliveries by the Seller.....................................................................................................................................................................................................	18
Section 2.8	Delivery by the Seller to the Escrow Agent..................................................................................................................................................................	19
Section 2.9	Buyer Affiliate Acquisitions...........................................................................................................................................................................................	19
Section 2.10	Contingent Payments.......................................................................................................................................................................................................	19

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER..........................................................................................................................................................................		23

Section 3.1	Organization and Qualification.......................................................................................................................................................................................	23
Section 3.2	Subsidiaries...	23
Section 3.3	Corporate Authorization..................................................................................................................................................................................................	25
Section 3.4	Consents and Approvals.................................................................................................................................................................................................	25
Section 3.5	Non-Contravention...	26
Section 3.6	Binding Effect...	27
Section 3.7	Financial Statements...	27
Section 3.8	Litigation and Claims...	28
Section 3.9	Taxes...	28
Section 3.10	Compensation Plans...	29
Section 3.11	Compliance with Laws......................................................................................................................................................................................................	31
Section 3.12	Environmental Matters.....................................................................................................................................................................................................	32
Section 3.13	Intellectual Property...	33
Section 3.14	Labor...	37
Section 3.15	Contracts...	37

- i -

Section 3.16	Territorial Restrictions......................................................................................................................................................................................................	39
Section 3.17	Absence of Changes...	39
Section 3.18	Assets...	39
Section 3.19	Title to Property...	39
Section 3.20	Real Property...	40
Section 3.21	Personal Property...	40
Section 3.22	Operation of the Business...............................................................................................................................................................................................	41
Section 3.23	Absence of Liabilities and Indebtedness......................................................................................................................................................................	41
Section 3.24	Product Liability/Warranties...........................................................................................................................................................................................	41
Section 3.25	Insurance...	42
Section 3.26	Finders’ Fees...	42
Section 3.27	Securities Laws...	42
Section 3.28	Disclosure...	44
Section 3.29	Customer and Suppliers...................................................................................................................................................................................................	44
Section 3.30	No Other Representations or Warranties......................................................................................................................................................................	45

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER...........................................................................................................................................................................		45

Section 4.1	Organization and Qualification.......................................................................................................................................................................................	45
Section 4.2	Corporate Authorization..................................................................................................................................................................................................	45
Section 4.3	Capital Structure of the Buyer.........................................................................................................................................................................................	45
Section 4.4	Consents and Approvals.................................................................................................................................................................................................	46
Section 4.5	Non-Contravention...	47
Section 4.6	Binding Effect...	47
Section 4.7	Finders’ Fees...	47
Section 4.8	Buyer Reports; Financial Statements.............................................................................................................................................................................	47
Section 4.9	Litigation and Claims...	48
Section 4.10	Books and Records...	48
Section 4.11	Undisclosed Liabilities.....................................................................................................................................................................................................	49
Section 4.12	Absence of Changes...	49
Section 4.13	Availability of Funds...	49
Section 4.14	No Other Representations or Warranties......................................................................................................................................................................	49

ARTICLE V

COVENANTS...		49

Section 5.1	Access and Information...................................................................................................................................................................................................	49
Section 5.2	Conduct of Business Prior to the Closing.....................................................................................................................................................................	50
Section 5.3	Fairness Hearing Application.........................................................................................................................................................................................	53
Section 5.4	Tax Matters...	54
Section 5.5	Employee Benefits...	56
Section 5.6	Ancillary Agreements......................................................................................................................................................................................................	57

- ii -

Section 5.7	Non-Solicitation/Non-Competition................................................................................................................................................................................	57
Section 5.8	Further Assurances...	58
Section 5.9	No Shop...	58
Section 5.10	Notification...	59
Section 5.11	Confidentiality...	59
Section 5.12	Intellectual Property Non-Assertion..............................................................................................................................................................................	60
Section 5.13	Additional Financial Statements.....................................................................................................................................................................................	60
Section 5.14	Intercompany Contracts and Accounts........................................................................................................................................................................	60
Section 5.15	Payment of Indebtedness................................................................................................................................................................................................	61
Section 5.16	Certificate of Outstanding Buyer Common Stock........................................................................................................................................................	61
Section 5.17	Listing of Additional Shares...........................................................................................................................................................................................	61
Section 5.18	D&O Insurance...	61
Section 5.19	Capital Contribution...	61
Section 5.20	System Back-Up...	62

ARTICLE VI

CONDITIONS TO CLOSING...		62

Section 6.1	Conditions to the Obligations of the Buyer and the Seller.........................................................................................................................................	62
Section 6.2	Conditions to the Obligations of the Buyer..................................................................................................................................................................	62
Section 6.3	Conditions to the Obligations of the Seller...................................................................................................................................................................	64

ARTICLE VII

SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES.................................................................................................................................................................................		65

Section 7.1	Survival...	65
Section 7.2	Indemnification by the Seller...........................................................................................................................................................................................	65
Section 7.3	Indemnification by the Buyer..........................................................................................................................................................................................	66
Section 7.4	Third-Party Claim Indemnification Procedures.............................................................................................................................................................	67
Section 7.5	Direct Claims...	69
Section 7.6	Claim Notices...	70
Section 7.7	Consequential Damages..................................................................................................................................................................................................	70
Section 7.8	Adjustments to Losses....................................................................................................................................................................................................	70
Section 7.9	Payments...	71
Section 7.10	Characterization of Indemnification Payments.............................................................................................................................................................	71
Section 7.11	Tax Indemnification...	72
Section 7.12	Effect of Waiver of Condition.........................................................................................................................................................................................	72

ARTICLE VIII

TERMINATION...		72

Section 8.1	Termination...	72
Section 8.2	Effect of Termination...	73

- iii -

ARTICLE IX

MISCELLANEOUS...		73

Section 9.1	Notices...	73
Section 9.2	Amendment; Waiver...	74
Section 9.3	No Assignment or Benefit to Third Parties...................................................................................................................................................................	74
Section 9.4	Entire Agreement...	75
Section 9.5	Fulfillment of Obligations................................................................................................................................................................................................	75
Section 9.6	Public Disclosure...	75
Section 9.7	Expenses...	75
Section 9.8	Governing Law...	75
Section 9.9	Dispute Resolution...	75
Section 9.10	Counterparts...	76
Section 9.11	Headings...	76
Section 9.12	Severability...	76

EXHIBITS AND SCHEDULES

EXHIBITS

Exhibit 1.1(a)	-	Form of Escrow Agreement
Exhibit 1.1(b)	-	Forms of Executive Agreements
Exhibit 1.1(c)	-	Form of LED Chip Product Supply Agreement
Exhibit 1.1(d)	-	Form of LED Lamp Product Supply Agreement
Exhibit 1.1(e)	-	Form of Paul Lo Agreement
Exhibit 1.1(f)	-	Form of Trademark License Agreement
Exhibit 1.1(g)	-	Form of Transition Services Agreement
Exhibit 2.10	-	Contingent Payment Calculation
Exhibit 6.2(h)	-	Form of Seller Legal Opinion
Exhibit 6.3(f)	-	Form of Buyer Legal Opinion

SCHEDULES

Schedule 1.1(a)	-	Base Net Asset Value Calculation
Schedule 1.1(b)	-	Leased Real Property
Schedule 1.1(c)	-	Seller Intellectual Property
Schedule 1.1(d)	-	Transferred Employees
Schedule 2.2(a)	-	Excluded Assets
Schedule 3.2(a)	-	Transferred Subsidiaries
Schedule 3.4(a)(i)	-	Governmental Consents and Approvals
Schedule 3.4(a)(ii)	-	Other Material Consents and Approvals

- iv -

Schedule 3.7(a)	-	Historical Financial Statements
Schedule 3.7(d)	-	Off-Balance Sheet Transactions
Schedule 3.8	-	Litigation and Claims
Schedule 3.9	-	Taxes
Schedule 3.10(a)	-	Compensation Plans
Schedule 3.10(b)	-	Compensation Plans (Claims)
Schedule 3.10(d)	-	Compensation Plans (Timely Contributions)
Schedule 3.10(e)	-	Compensation Plans (Post-Termination Obligations)
Schedule 3.10(f)	-	Compensation Plans (Severance Pay, etc.)
Schedule 3.10(j)(i)	-	Employees
Schedule 3.10(j)(ii)	-	Huizhou Factory Workers
Schedule 3.10(k)	-	Bonus Information
Schedule 3.10(m)	-	Arrangement with Employee
Schedule 3.11(a)(i)	-	Non-Compliance with Laws
Schedule 3.11(a)(iii)	-	Governmental Authorizations
Schedule 3.11(b)	-	OFAC Compliance
Schedule 3.12	-	Environmental Matters
Schedule 3.13(a)(i)	-	Registered Intellectual Property
Schedule 3.13(a)(ii)	-	Intellectual Property (Co-Ownership)
Schedule 3.13(c)	-	Intellectual Property (Joint Development)
Schedule 3.13(d)	-	Intellectual Property Claims
Schedule 3.13(f)(i)	-	List of Transferred Employees Not Executing Confidential Information and Inventions Agreements
Schedule 3.13(f)(ii)	-	Intellectual Property Developers
Schedule 3.13(h)	-	Intellectual Property Non-U.S. Filings
Schedule 3.13(i)	-	IP Contracts
Schedule 3.13(k)	-	Intellectual Property Sublicenses, Royalties
Schedule 3.13(l)	-	Intellectual Property Infringements
Schedule 3.14	-	Labor Non-Compliance
Schedule 3.15(a)	-	Material Contracts
Schedule 3.15(b)	-	Contract Defaults and Consents
Schedule 3.16	-	Territorial Restrictions
Schedule 3.17	-	Material Adverse Effect
Schedule 3.18	-	Sufficiency
Schedule 3.19	-	Title to Property
Schedule 3.20(c)	-	Real Property
Schedule 3.20(f)	-	Sublease
Schedule 3.23(a)	-	Absence of Seller Liabilities
Schedule 3.23(b)	-	Indebtedness
Schedule 3.24	-	Product Liability
Schedule 3.25	-	Material Insurance Policies & Expirations
Schedule 3.29(a)	-	Top Customers
Schedule 3.29(b)	-	Top Suppliers

- v -

Schedule 4.3(a)	-	Buyer Preemptive and Other Rights
Schedule 5.2(k)	-	Changes to Severance and Compensation
Schedule 5.2(q)	-	Capital Expenditure Budget
Schedule 5.14	-	Intercompany Contracts

- vi -

SHARE PURCHASE AGREEMENT, dated as of March 11, 2007, is entered into by and between COTCO Holdings Limited, a Hong Kong company (the “Seller”), and Cree, Inc., a North Carolina corporation (the “Buyer”).

W I T N E S S E T H:

WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of COTCO Luminant Device Ltd., a Hong Kong company (the “Company”);

WHEREAS, the Company owns all of the issued and outstanding shares of capital stock or other equity interests in each of COTCO International Ltd., COTCO Luminant Device (Huizhou) Ltd. and COTCO Opto Technology (Shanghai) Ltd.;

WHEREAS, COTCO International Ltd. owns all of the issued and outstanding shares of capital stock in COTCO Japan Co., Ltd.;

WHEREAS, the Seller, through the Company and the other Transferred Subsidiaries (as defined herein), is engaged in Hong Kong, the PRC and Japan in the business of developing, manufacturing and selling LED lamps (the “Business”);

WHEREAS, prior to the Closing, the Seller will cause the Transferred Subsidiaries to transfer to the Seller or its Affiliates (other than another Transferred Subsidiary) all of the Excluded Assets (as defined herein) held by the Transferred Subsidiaries;

WHEREAS, the Seller desires to sell to the Buyer, and the Buyer desires to purchase from the Seller, 2,000,000 ordinary shares, par value ten Hong Kong Dollars (HK$10) per share, of the Company, which will constitute all of the shares of capital stock of the Company issued and outstanding on the Closing Date (the “Transferred Shares”), as more particularly set forth herein;

WHEREAS, in connection with the foregoing, the Seller and the Buyer or certain of their respective Affiliates desire to enter into each of the Ancillary Agreements (as defined herein); and

WHEREAS, the respective boards of directors (or similar bodies) of each of the Seller and the Buyer have approved the execution and delivery of, and performance under, this Agreement and each of the Ancillary Agreements by such party and certain of its Affiliates party thereto, in each case upon the terms and subject to the conditions set forth in this Agreement or the relevant Ancillary Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS AND TERMS

Section 1.1  Certain Definitions. As used in this Agreement, the following terms have the meanings set forth below:

“Accountants Report” means the report of the Company Accounting Firm, dated as of February 28, 2007, and the Audited Financial Statements.

“Actual EBITDA” means the actual EBITDA for the relevant twelve-month period.

“Administrator” means the Secretary of State of the State of North Carolina.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made. For purposes of this definition, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means (i) ownership of 35% or more of voting securities of such Person and of the single largest holding in such Person, or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Aggregate Indemnity Threshold” means $2,000,000.

“Agreement” means this Share Purchase Agreement, as the same may be amended or supplemented from time to time in accordance with the terms hereof.

“Ancillary Agreements” means, collectively, the Escrow Agreement, the Executive Agreements, the LED Chip Product Supply Agreement, the LED Lamp Product Supply Agreement, the Paul Lo Agreement, the Shareholders’ and Registration Rights Agreement, the Trademark License Agreement and the Transition Services Agreement.

“Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001).

“Arbitration Rules” has the meaning set forth in Section 9.9(a).

“Audited Financial Statements” has the meaning set forth in Section 3.7(a).

“Average Closing Price” means the average of the regular session closing prices of Buyer Common Stock on the Nasdaq Global Market for the twenty consecutive trading days ending on and including the trading day immediately prior to the date hereof or the immediately preceding Result Announcement Date (or such later date as is contemplated by Section 2.10(e)), as the case may be.

“Base Net Asset Value” means $18,601,767 as calculated on the basis of the Current Assets and the Current Liabilities as of December 31, 2006, as set forth on Schedule 1.1(a).

“Book Cash Value” means the aggregate amount of the Transferred Subsidiaries’ bank cash balances, less outstanding checks, wires and other disbursements therefrom.

“Books and Records” means all books, ledgers, files, reports, plans, records, manuals and other materials (in any form or medium) of, or maintained for, the Business, including employee and employment records, but excluding any such items to the extent (i) they are included in or solely related to any Excluded Assets or Excluded Liabilities or (ii) any Law prohibits their transfer.

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Hong Kong are authorized or obligated by Law or executive order to close.

“Buyer” has the meaning set forth in the Preamble.

“Buyer Common Stock” means the Buyer’s common stock, par value $0.00125 per share.

“Buyer Indemnified Parties” has the meaning set forth in Section 7.2(a).

“Buyer Material Adverse Effect” means any change or effect that individually or taken together with a series of related events is materially adverse to the financial condition, properties, assets, liabilities, business, operations or prospects of the Buyer, except for (i) any and all changes in general economic or political conditions, (ii) any and all matters affecting companies in the same or similar industries as the Buyer, and (iii) any adverse effect of the execution of this Agreement or the public announcement of the Transaction contemplated hereby on customers or revenues of the Buyer; provided, however, that, in the case of clauses (i) and (ii), such changes or effects thereof are only exceptions to the extent they do not have a materially disproportionate effect on the Buyer as compared with other similar companies.

“Buyer Reports” has the meaning set forth in Section 4.8.

“Cash Purchase Price” has the meaning set forth in Section 2.3.

“Claim Notice” has the meaning set forth in Section 7.4(a).

“Closing” means the closing of the purchase and sale that is the subject of this Agreement.

“Closing Adjustment Amount” has the meaning set forth in Section 2.4(e).

“Closing Date” has the meaning set forth in Section 2.5.

“Closing Date Net Asset Value” means (x) the total Current Assets shown on the Closing Date Working Capital Statement, minus (y) the total Current Liabilities shown on the Closing Date Working Capital Statement.

“Closing Date Working Capital Statement” means the net working capital statement that sets forth the Current Assets and Current Liabilities of the Business as of the Closing, prepared, or caused to be prepared, by the Buyer in accordance with Section 2.4 hereof and, in the event of a Seller’s Objection, as adjusted by either the agreement of the Buyer and the Seller, or by the CPA Firm, acting pursuant to Section 2.4.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Recitals.

“Company Accounting Firm” means Deloitte & Touche or any new independent accounting firm for the Company, as selected by the Buyer from among KPMG, PricewaterhouseCoopers and Ernst & Young.

“Compensation Plans” has the meaning set forth in Section 3.10(a).

“Competing Business” has the meaning set forth in Section 5.7(c).

“Confidentiality Agreement” means the Non-Disclosure Agreement, dated October 6, 2006, between the Seller and the Buyer.

“Contingent Bonus Amount” has the meaning set forth in Section 2.10(f).

“Contingent Payment” has the meaning set forth in Section 2.10(a).

“Contingent Payment Dispute Notice” has the meaning set forth in Section 2.10(c).

“Contingent Payment Period” means each of (i) the twelve-month period ending on June 29, 2008 and (ii) the twelve-month period ending on June 28, 2009.

“Contingent Payment Statement” has the meaning set forth in Section 2.10(b).

“Contingent Payment Shares” means the additional shares of Buyer Common Stock that may be issued by the Buyer pursuant to Section 2.10(e) hereof.

“Contracts” means all agreements, contracts, leases and subleases, purchase orders, arrangements, commitments and licenses (other than this Agreement and the Ancillary Agreements) that are Related to the Business as of the Closing, or to which any of the Transferred Subsidiaries is subject, whether written or oral, except to the extent included in Excluded Assets.

“Copyrights” has the meaning set forth in the “Intellectual Property” definition.

“CPA Firm” means PricewaterhouseCoopers, unless PricewaterhouseCoopers is the then auditor of the Buyer, the Company or the Seller, or such other firm of independent certified public accountants of international recognition and standing, other than the then respective auditors of the Buyer, the Company or the Seller, as to which the Seller and the Buyer shall mutually agree.

“Current Assets” means “debtors” (also referred to as accounts receivables, trade receivables and other receivables), inventories, “prepayments” (also referred to as prepaid expenses), deposits and any other items considered current assets under Hong Kong GAAP, each as determined in accordance with Hong Kong GAAP and applying consistent principles, practices, methodologies and policies as those set forth in the Audited Financial Statements, excluding (i) cash, (ii) any current Tax assets, (iii) outstanding amounts due from Light Engine Ltd., Konwin Technology Ltd. and Cree, Inc. and (iv) any Excluded Assets.

“Current Liabilities” means “creditors” (also referred to as account payables, trade payables and other payables), accrued charges and any other items considered current liabilities under Hong Kong GAAP, each as determined in accordance with Hong Kong GAAP and applying consistent principles, practices, methodologies and policies as those set forth in the Audited Financial Statements, excluding (i) any current Tax Liabilities, (ii) outstanding amounts due to Light Engine Ltd., Konwin Technology Ltd. and Cree, Inc. and (iii) any Excluded Liabilities.

“Direct Claim” has the meaning set forth in Section 7.5(a).

“Direct Claim Notice” has the meaning set forth in Section 7.5(a).

“Disclosure Schedule” means the disclosure schedule delivered by the Seller to the Buyer concurrently with the execution and delivery of this Agreement, a copy of which is attached hereto and incorporated herein by reference.

“Dispute” has the meaning set forth in Section 9.9(a).

“Disputed Contingent Payment” has the meaning set forth in Section 2.10(d).

“EBITDA” means the earnings of the Company and its Subsidiaries before interest, taxes, depreciation and amortization, determined in accordance with the Company’s current accounting methods, policies, practices and procedures and in the same manner, with consistent classification and estimation methodology, as the Audited Financial Statements were prepared, calculated in accordance with Hong Kong GAAP.

“Employees” means the current employees (including officers) and consultants of the Business.

“Encumbrance” means any lien, pledge, charge, claim, encumbrance, security interest, option, mortgage, easement or other restriction or third-party right of any kind, including any right of first refusal or restriction on voting.

“Environmental Law” means any Law, Governmental Authorization, requirement of any Government Entity or legal standard of conduct relating to (x) the protection of the environment (including air, surface water, ground water, drinking water supply and surface or subsurface land or structures) or human health and safety, (y) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, management, release or disposal of, any Hazardous Substance or waste material or (z) noise or odor.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Agent” means the escrow agent to be designated prior to the Closing, as mutually agreed to by the Buyer and the Seller.

“Escrow Agreement” means the Escrow Agreement substantially in the form attached to this Agreement as Exhibit 1.1(a).

“Excess Number” has the meaning set forth in Section 2.3.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Excluded Assets” has the meaning set forth in Section 2.2(a).

“Excluded Business” means (i) all of the businesses operated by the Seller and its Affiliates, other than the Business, including PCB assemblies with LEDs, LED display modules, LED lighting modules and LED light bulbs and fixtures, and (ii) the business of Light Engine Ltd. in making LED packages with driver circuitry and chip-on-board products, including all such products currently made or currently contemplated by Light Engine Ltd.

“Excluded Liabilities” has the meaning set forth in Section 2.2(b).

“Executive Agreements” means the Employee Agreement regarding Confidentiality, Intellectual Property, and Non-Competition for Hong Kong employees, the Master Stock Option Award Agreement Terms and Conditions and the Supplement thereto, and that certain letter agreement, in each case between the Buyer and Richard Y.T. Sy substantially in the forms attached to this Agreement as Exhibit 1.1(b).

“Final Contingent Payment Date” means the date upon which the Buyer makes the Contingent Payment for the Contingent Payment Period ending on June 28, 2009 or, if such Contingent Payment is increased pursuant to a final determination in accordance with Section 2.10(d), the date the Buyer makes payment with respect to such increase.

“Final Determination” has the meaning set forth in Section 7.9.

“Governmental Authorization” means any approval, franchise, certificate of authority, qualification, order, consent, judgment, decree, license, permit, waiver or other authorization Related to the Business issued, granted, given or otherwise made by or under the authority of any Government Entity or pursuant to applicable Law.

“Government Entity” means any foreign, national, state, provincial, regional, local, municipal, county or governmental, quasi-governmental, administrative, judicial, regulatory or self-regulatory authority, body, agency, court, tribunal, commission or other similar entity (including any branch, department, section or official thereof) with competent jurisdiction.

“Hazardous Substance” means any substance that is listed, defined, designated or classified as hazardous, toxic or otherwise regulated under applicable Laws or by a Government Entity, including petroleum products and byproducts, asbestos-containing material, polychlorinated biphenyls, lead-containing products and mold.

“Historical Financial Statements” has the meaning set forth in Section 3.7(a).

“Hong Kong” means the Hong Kong Special Administrative Region of the PRC.

“Hong Kong GAAP” means the generally accepted accounting principles in Hong Kong.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“ICC” has the meaning set forth in Section 9.9(a).

“Indebtedness” means (i) all liabilities for borrowed money, whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable shares of capital stock or securities convertible into shares of capital stock; (ii) all liabilities for the deferred purchase price of property; (iii) all liabilities in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which liabilities are required to be classified and accounted for under Hong Kong GAAP as capital leases; and (iv) all liabilities for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (i), (ii) or (iii) above, to the extent of the obligation secured, and all liabilities as obligor, guarantor or otherwise, to the extent of the obligation secured.

“Indemnified Parties” has the meaning set forth in Section 7.2(a).

“Indemnifying Party” has the meaning set forth in Section 7.4(a).

“Individual Indemnity Threshold” means $50,000.

“Intellectual Property” means (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of same (collectively, “Trademarks”); (ii) inventions and discoveries, whether patentable or not, and all patents, registrations, invention disclosures and applications therefor, including divisions, continuations, continuations-in-part and renewal applications, and including renewals, extensions and reissues (collectively, “Patents”); (iii) trade secrets, confidential information and know-how, including processes, schematics, business methods, formulae, drawings, prototypes, models, designs, customer lists and supplier lists (collectively, “Trade Secrets”); (iv) published and unpublished works of authorship, whether copyrightable or not (including databases and other compilations of information), including mask rights and computer software, copyrights therein and thereto, registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof (collectively, “Copyrights”); and (v) any other intellectual property or proprietary rights.

“IP Contracts” means all Contracts relating to Intellectual Property Related to the Business, including Contracts granting any Transferred Subsidiary rights to use the Intellectual Property of other Persons, non-assertion agreements, settlement agreements, agreements granting rights to use Transferred Intellectual Property, Trademark coexistence agreements and Trademark consent agreements.

“IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, all other information technology equipment and all associated documentation, in each case Related to the Business.

“Knowledge” or any similar phrase (including “awareness”) means the collective actual (and not constructive) knowledge of Richard Y.T. Sy, George S.Y. Li, H.K. Lam, Kenny Wong, Ivor Lee or Paul Lo Chung Wai for the Seller, or of Charles M. Swoboda, John Kurtzweil or Adam Broome for the Buyer, as the case may be.

“Law” means any law, constitution, code, statute, ordinance, rule, standard, requirement, regulation, order, judgment, injunction, decree, arbitration award, administrative ruling, agency requirement, license or permit of any Government Entity.

“Leased Personal Property” means all the personal tangible property that is the subject of those leases and subleases governing personal tangible property used or leased by the Business, owned by persons other than the Seller or any of its Affiliates.

“Leased Real Property” means all real property that is the subject of those leases and subleases governing real property used or leased by the Business, owned by persons other than the Seller or any of its Affiliates, as listed on Schedule 1.1(b).

“LED Chip Product Supply Agreement” means the LED Chip Product Supply Agreement substantially in the form attached to this Agreement as Exhibit 1.1(c).

“LED Lamp Product Supply Agreement” means the LED Lamp Product Supply Agreement substantially in the form attached to this Agreement as Exhibit 1.1(d).

“Liabilities” means any and all debts, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and whether or not the same would be required by Hong Kong GAAP to be reflected in financial statements or disclosed in the notes thereto.

“LIBOR” means the six-month Interbank Official Rate with respect to deposits in U.S. Dollars that appears on the Telerate Page 3750 as of 11:00 A.M., London time, on the day that is two business days in London preceding the Closing.

“Losses” has the meaning set forth in Section 7.2(a).

“Material Adverse Effect” means any change or effect that individually or taken together with a series of related events is materially adverse to the business, assets, business relationships, prospects, financial condition or results of operations of the Business (other than the Excluded Business), except for (i) any and all changes in general economic or political conditions, (ii) any and all matters affecting companies in the same or similar industries as the Business, and (iii) any adverse effect of the execution of this Agreement or the public announcement of the Transaction contemplated hereby on customers or revenues of the Business; provided, however, that, in the case of clauses (i) and (ii), such changes or effects thereof are only exceptions to the extent they do not have a materially disproportionate effect on the Business as compared with other similar businesses.

“Material Contracts” has the meaning set forth in Section 3.15(a).

“Most Recent Balance Sheet” means the audited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 2006, including the Transferred Assets and presenting the Excluded Assets and Excluded Liabilities as discontinued operations.

“North Carolina Permit” has the meaning set forth in Section 5.3(a).

“Notice Period” has the meaning set forth in Section 7.4(b).

“Ordinary Course” means the conduct of the relevant business in accordance with the normal day-to-day customs, practices and procedures of the relevant Person.

“Patents” has the meaning set forth in the “Intellectual Property” definition.

“Paul Lo Agreement” means the letter agreement between the Buyer and Paul Lo Chung Wai substantially in the form attached to this Agreement as Exhibit 1.1(e).

“Permitted Encumbrances” means (i) Encumbrances specifically reflected on the Most Recent Balance Sheets, (ii) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’ or repairmen’s liens or other similar common law or statutory Encumbrances arising or incurred in the Ordinary Course and which would not impair the operation of the Business (other than the Excluded Business) and that are not material in amount or effect on the Business (other than the Excluded Business), (iii) liens for Taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings, in each case in an amount that would not be material, (iv) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry or other similar restrictions, including any other agreements, conditions or restrictions that would be shown by a current title report or other similar report or listing, that are not violated by and do not impair the current use or occupancy of the property or the operation of the Business (other than the Excluded Business), (B) any conditions that may be shown by a current survey or physical inspection that are not violated by and do not impair the current use or occupancy of the property or the operation of the Business (other than the Excluded Business) and (C) zoning, building, subdivision or other similar requirements or restrictions that are not violated by and do not impair the current use or occupancy of the property or the operation of the Business (other than the Excluded Business), and (v) Encumbrances incurred in the Ordinary Course since the date of the Most Recent Balance Sheets and that are not, individually or in the aggregate, material in amount or effect on the Business (other than the Excluded Business).

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a Government Entity, a trust or other entity or organization.

“PRC” means the People’s Republic of China.

“Product” has the meaning set forth in Section 3.24.

“Purchase Price” has the meaning set forth in Section 2.3.

“Purchase Price Shares” has the meaning set forth in Section 2.3.

“Registered” means issued by, registered with, renewed by or the subject of a pending application before any Government Entity or domain name registrar.

“Related to the Business” means required for, related to, or used in connection with, the Business as conducted by the Transferred Subsidiaries prior to the Closing.

“Representatives” means any Person’s Affiliates, directors, officers, employees, agents, advisors and the Representatives of such Person’s agents and advisors.

“Result Announcement Date” means the date of the announcement of the Buyer’s year-end results for the fiscal year ended June 29, 2008 or June 28, 2009, as the case may be.

“RMB” means the legal tender of PRC.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Securities Laws” has the meaning set forth in Section 3.27(b).

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnified Parties” has the meaning set forth in Section 7.3(a).

“Seller Intellectual Property” means all the Intellectual Property Related to the Business owned, leased, licensed or otherwise had or used by the Seller or its Affiliates (other than the Transferred Subsidiaries), including the “COTCO” trade name and trademark and the Intellectual Property set forth on Schedule 1.1(c).

“Seller Required Approvals” means all consents, approvals, waivers, authorizations, notices and filings that are required to be listed and are listed on Schedules 3.4(a)(i) and 3.4(a)(ii).

“Seller’s Objection” has the meaning set forth in Section 2.4(b).

“Share Consideration” means the shares of Buyer Common Stock (i) to be issued pursuant to Section 2.3 as Purchase Price Shares and (ii) issuable pursuant to Section 2.10(e) as Contingent Payment Shares (if any).

“Shareholders’ and Registration Rights Agreement” means the Shareholders’ and Registration Rights Agreement to be entered into simultaneously with this Agreement.

“Subsidiary” means, with respect to any Person, any Person (i) whose securities or other ownership interests having by their terms the power to elect a majority of the board of directors or other persons performing similar functions are owned or controlled, directly or indirectly, by such other Person and/or its Subsidiaries, or (ii) whose business and policies such other Person and/or its Subsidiaries have the power to direct.

“Tax Returns” means, collectively, all returns, declarations, reports, estimates, information returns and statements required to be filed with any Government Entity under federal, state, local or any foreign Laws relating to Taxes, and any returns, forms or other documents required to be retained by the Transferred Subsidiaries in compliance with applicable Laws relating to reporting and withholding with respect to Taxes.

“Tax” or “Taxes” means (i) all taxes, charges, fees, levies or other governmental assessments, however denominated and whether imposed by a taxing authority within or without the United States, including all net income, gross income, gross receipts, sales, use, ad valorem, goods and services, capital, transfer, franchise, profits, license, withholding, payroll, social insurance, employment, employer health, excise, premium, estimated, severance, stamp, occupation, property or other taxes, custom duties, fees, assessments or other governmental charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Closing Date and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of any Transferred Subsidiary being a member of an affiliated, consolidated or combined group with any corporation at any time prior to the Closing or being a party to any Tax sharing agreement.

“Third-Party Claim” has the meaning set forth in Section 7.4(a).

“Third-Party Claim Notice” has the meaning set forth in Section 7.4(a).

“Top Customers” has the meaning set forth in Section 3.29(a).

“Top Suppliers” has the meaning set forth in Section 3.29(b).

“Trademark License Agreement” means the Trademark License Agreement substantially in the form attached to this Agreement as Exhibit 1.1(f)

“Trademarks” has the meaning set forth in the “Intellectual Property” definition.

“Trade Secrets” has the meaning set forth in the “Intellectual Property” definition.

“Transaction” means the purchase and sale of the Transferred Shares pursuant to this Agreement.

“Transfer Taxes” has the meaning set forth in Section 5.4(e).

“Transferred Assets” means all of the assets of the Seller and its Affiliates (other than the Transferred Subsidiaries) Related to the Business, whether tangible or intangible, real, personal or mixed, including the Seller Intellectual Property, other than the Excluded Assets.

“Transferred Employees” means the Employees of the Seller listed on Schedule 1.1(d).

“Transferred Intellectual Property” means all Registered and material unregistered Intellectual Property owned by the Transferred Subsidiaries, other than that included in the Excluded Assets.

“Transferred Shares” has the meaning set forth in the Recitals.

“Transferred Subsidiaries” means the Company and its direct and indirect Subsidiaries, as more fully set forth on Schedule 3.2(a), except for Hui Hua Luminant Mfg., Shenzhen COT Luminant Device Co., Ltd. and COTCO Luminant (Shenzhen) Ltd.

“Transition Services Agreement” means the Transition Services Agreement substantially in the form attached to this Agreement as Exhibit 1.1(g).

“Two-Year Forecast” means the two year forecast for the Business mutually agreed to by the parties, and as amended by the mutual agreement of the parties from time to time.

“Unaudited Financial Statements” has the meaning set forth in Section 3.7(a).

“Unresolved Differences” has the meaning set forth in Section 2.10(d)(i).

“U.S. Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

“U.S. GAAP” means United States generally accepted accounting principles.

Section 1.2  Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

Section 1.3  Other Definitional Provisions. Unless the express context otherwise requires:

(a)  the words “hereof,” “herein,” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)  the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(c)  the terms “Dollars” and “$” mean U.S. Dollars;

(d)  references herein to a specific Section, Subsection, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Schedules or Exhibits of this Agreement;

(e)  wherever the word “include,” “includes,” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”; and

(f)  references herein to any gender include each other gender.

ARTICLE II

PURCHASE AND SALE OF THE BUSINESS

Section 2.1  Purchase and Sale. On the terms and subject to the conditions set forth herein:

(a)  prior to the Closing, the Seller will (i) cause the Transferred Subsidiaries to transfer to the Seller or its Affiliates (other than another Transferred Subsidiary) all of the Excluded Assets held by the Transferred Subsidiaries, (ii) use commercially reasonable efforts to cause each Transferred Employee to enter into an employment agreement with the Company and (iii) cause the assignment to the Company of the Registered Intellectual Property included in the Transferred Assets to be duly registered with or filed in the relevant filing office; and

(b)  at the Closing, the Seller shall sell, convey, transfer, assign and deliver to the Buyer, and the Buyer shall purchase from the Seller, the Transferred Shares, free and clear of all Encumbrances.

Section 2.2  Excluded Assets and Liabilities. (a)  Notwithstanding anything herein to the contrary, from and after the Closing, the Seller and its Affiliates shall retain all of their existing right, title and interest in and to, and there shall be excluded from the sale, conveyance, assignment or transfer to the Buyer hereunder, (i) all of the issued and outstanding shares of capital stock or other equity interests in each of Hui Hua Luminant Mfg., Shenzhen COT Luminant Device Co., Ltd. and COTCO Luminant (Shenzhen) Ltd. and (ii) the assets listed on Schedule 2.2(a) (collectively, the “Excluded Assets”).

(b)  The Seller and its Affiliates (other than the Transferred Subsidiaries) shall retain and be responsible for all Liabilities associated with the Excluded Assets or the Excluded Business (the “Excluded Liabilities”).

Section 2.3  Purchase Price. On the terms and subject to the conditions set forth herein, in consideration of the sale of the Transferred Shares, at the Closing, the Buyer shall (a) pay to the Seller an amount in cash equal to $70,000,000, subject to adjustment to the extent of the Closing Adjustment Amount as provided in Section 2.4 and any further adjustment pursuant to the proviso below (as so adjusted, the “Cash Purchase Price”), and (b) issue to the Seller such aggregate number of shares of Buyer Common Stock equal to (i) $130,000,000 divided by (ii) the Average Closing Price, subject to adjustment pursuant to the proviso below (as so adjusted, the “Purchase Price Shares” and, together with the Cash Purchase Price, the “Purchase Price”); provided, however, that, in no event, shall the number of shares of Buyer Common Stock to be issued by the Buyer pursuant to this Section 2.3 exceed 9.99% of the outstanding Buyer Common Stock at the close of the Nasdaq Global Market’s trading day immediately preceding the date of this Agreement (taking into account the Purchase Price Shares to be issued at the Closing as if already issued and outstanding) and, to the extent that such number of shares would exceed 9.99% of the outstanding Buyer Common Stock on such trading day (taking into account the Purchase Price Shares to be issued at the Closing as if already issued and outstanding), the Cash Purchase Price shall be increased by an amount determined by multiplying (y) the number of shares of Buyer Common Stock by which the number of shares otherwise to be issued exceeds 9.99% of the outstanding Buyer Common Stock on such trading day (taking into account the Purchase Price Shares to be issued at the Closing as if already issued and outstanding) (the “Excess Number”) by (z) the Average Closing Price, and the number of shares to be issued by the Buyer pursuant to this Section 2.3 shall be reduced by such Excess Number; provided, further, that, in no event, shall the number of shares of the Buyer Common Stock to be issued by the Buyer pursuant to this Section 2.3 exceed 19.99% of the outstanding Buyer Common Stock at any time between the date of this Agreement and the Closing Date.

Section 2.4  Working Capital Adjustment. (a)  As soon as practicable, but in no event more than 60 days, following the Closing, the Buyer shall prepare, or cause to be prepared, and deliver to the Seller the Closing Date Working Capital Statement, which shall set forth the Current Assets, the Current Liabilities, and the cash balance of the Business as of the Closing, which shall be prepared in accordance with the Company’s current accounting methods, policies, practices and procedures under Hong Kong GAAP and in the same manner, with consistent classification and estimation methodology, as the Audited Financial Statements were prepared. The Closing Date Working Capital Statement shall be accompanied by a report of the Company Accounting Firm to the effect that the Closing Date Working Capital Statement has been prepared in accordance with Hong Kong GAAP and in the manner required by this Section 2.4(a). Upon completion of the Closing Date Working Capital Statement, the Buyer shall derive the Closing Date Net Asset Value from the Closing Date Working Capital Statement, and deliver such calculation and the Closing Date Working Capital Statement to the Seller.

(b)  The Seller shall complete its review of the Closing Date Working Capital Statement and the Buyer’s calculation of the Closing Date Net Asset Value within 30 days after delivery thereof to the Seller by the Buyer. If the Seller disputes all, any part or basis of the Closing Date Working Capital Statement, the Seller shall, on or before the last day of such 30-day period, so inform the Buyer in writing (the “Seller’s Objection”), setting forth a description of the basis of the Seller’s determination and proposed adjustments to the Closing Date Working Capital Statement and the corresponding adjustments to the Closing Date Net Asset Value that the Seller believes should be made. If no Seller’s Objection is received by the Buyer on or before the last day of such 30-day period, then the Closing Date Net Asset Value set forth on the Closing Date Working Capital Statement delivered by the Buyer shall be final, conclusive and binding upon the parties hereto. The Buyer shall have 30 days from its receipt of the Seller’s Objection to review and respond to the Seller’s Objection.

(c)  If the Buyer and the Seller are unable to resolve all of their disagreements with respect to the proposed adjustments set forth in the Seller’s Objection within 45 days following the Buyer’s receipt of the Seller’s Objection, they shall refer any remaining disagreements to the CPA Firm, which, acting as experts and not as arbitrators, shall determine, on the basis set forth in and in accordance with Section 2.4(a), and only with respect to the remaining differences so submitted, whether and to what extent, if any, the Closing Date Working Capital Statement and the Closing Date Net Asset Value require adjustment. The Buyer and the Seller shall instruct the CPA Firm to deliver its written determination to the Buyer and the Seller no later than 30 days after the remaining differences underlying the Seller’s Objection are referred to the CPA Firm. The CPA Firm’s determination shall be final, conclusive and binding upon the Buyer and the Seller and its Affiliates. The fees and disbursements of the CPA Firm shall be borne equally by the Buyer and the Seller. The Buyer and the Seller shall make readily available to the CPA Firm all relevant books and records and any work papers (including those of the parties’ respective accountants, to the extent permitted by such accountants) relating to the Closing Date Working Capital Statement and the Seller’s Objection and all other items reasonably requested by the CPA Firm in connection therewith.

(d)  The Seller shall have full access to all information used by the Buyer in preparing the Closing Date Working Capital Statement, including the work papers of its accountants (to the extent permitted by such accountants).

(e)  The Cash Purchase Price shall be adjusted by an amount (the “Closing Adjustment Amount”) equal to (i) the Base Net Asset Value, less (ii) the cash balance of the Business as of the Closing, less (iii) the Closing Date Net Asset Value, expressed as a positive, if positive, or as a negative, if negative. If the Closing Adjustment Amount is a negative number, then the Cash Purchase Price shall be increased by the Closing Adjustment Amount and the Buyer shall promptly (and in any event within five Business Days) after the final determination thereof pay to the Seller the Closing Adjustment Amount, plus interest from the Closing Date to, but not including, the date of payment at LIBOR calculated on a 365-day basis, in U.S. Dollars by wire transfer of immediately available funds to an account designated by the Seller. If the Closing Adjustment Amount is a positive number, then the Cash Purchase Price shall be decreased by the Closing Adjustment Amount and the Seller shall promptly (and in any event within five Business Days) after the final determination thereof pay to the Buyer the Closing Adjustment Amount, plus interest from the Closing Date to, but not including, the date of payment at LIBOR calculated on a 365-day basis, in U.S. Dollars by wire transfer of immediately available funds to an account designated by the Buyer. If the Closing Adjustment Amount is equal to zero, then no payment will be made by either the Buyer or the Seller.

(f)  Notwithstanding anything herein to the contrary, if the amount that would otherwise constitute the Closing Adjustment Amount falls within the range from and including negative $100,000 to and including positive $100,000, no adjustment to the Cash Purchase Price shall be made and no Closing Adjustment Amount shall be payable.

Section 2.5  Closing. The Closing shall take place at the offices of Sullivan & Cromwell LLP, 28th Floor, Nine Queen’s Road Central, Hong Kong at 10:00 A.M., Hong Kong time, as promptly as practicable, and in any event within three Business Days, following the date on which the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing but subject to the fulfillment or waiver of those conditions) have been satisfied or waived (provided, however, that, in no event, shall the Closing occur prior to March 26, 2007), or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the “Closing Date.”

Section 2.6  Deliveries by the Buyer. At the Closing, the Buyer shall deliver to the Seller the following:

(a)  $70,000,000, as adjusted pursuant to Section 2.3, if applicable, in immediately available funds by wire transfer to an account or accounts, which have been designated in writing by the Seller at least two Business Days prior to the Closing Date;

(b)  a certificate or certificates representing the Purchase Price Shares in definitive form, registered in the name of the Seller, bearing the legends set forth in Section 3.27(e);

(c)  a duly executed counterpart of each of the Ancillary Agreements (other than the Shareholders’ and Registration Rights Agreement);

(d)  the certificate to be delivered pursuant to Section 6.3(d);

(e)  a copy of the approval to be delivered pursuant to Section 6.3(e);

(f)  an opinion of counsel to the Buyer pursuant to Section 6.3(f); and

(g)  such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to the Seller, as may be required to give effect to this Agreement.

Section 2.7  Deliveries by the Seller. At the Closing, the Seller shall deliver, or cause to be delivered, to the Buyer the following:

(a)  duly executed instruments of transfer and sold notes (in a form complying with the Stamp Duty Ordinance (Chapter 117, as amended, of the Laws of Hong Kong)) in respect of the Transferred Shares in favor of the Buyer and/or its nominee(s);

(b)  such other documents (including any power of attorney) as may be required to give good title to the Transferred Shares or which may be necessary to enable the Buyer or its nominee(s) to procure the registration of the same in the name of the Buyer or its nominee(s);

(c)  a duly executed counterpart of each of the Ancillary Agreements (other than the Shareholders’ and Registration Rights Agreement);

(d)  evidence of the obtaining of, or the filing with respect to, the Seller Required Approvals;

(e)  the certificate to be delivered pursuant to Section 6.2(e);

(f)  an opinion of counsel to the Seller pursuant to Section 6.2(h);

(g)  in respect of each Transferred Subsidiary, share certificates (where applicable) in respect of all issued shares and declarations of trust, if any, in respect of any shares that are held by nominees and an indemnity in the agreed form for any lost share certificates;

(h)  in respect of each Transferred Subsidiary, the statutory and minutes books (which shall be written up to but not including the Closing Date), share certificate books, common seal, certificate of incorporation, business registration certificate, together with copies of the Memorandum and Articles of Association, check books, books of account (all complete and written up to the Closing Date); and

(i)  such other customary instruments of transfer, assumptions, filings or documents, in form and substance reasonably satisfactory to the Buyer, as may be required to give effect to this Agreement.

Section 2.8  Delivery by the Seller to the Escrow Agent. At the Closing, the Seller shall deliver to the Escrow Agent a certificate or certificates representing such aggregate number of the Purchase Price Shares equal to (a) $20,000,000, divided by (b) the relevant Average Closing Price, to be held in escrow pursuant to the Escrow Agreement.

Section 2.9  Buyer Affiliate Acquisitions. Notwithstanding anything to the contrary contained in this Agreement, the Buyer may elect to have any or all of the Transferred Shares conveyed or transferred to one or more of its Affiliates; provided, however, that no such election shall relieve the Buyer of any of its obligations to the Seller and its Affiliates hereunder and the Buyer shall bear any and all additional costs, expenses and Liabilities arising out of or in connection with such election.

Section 2.10  Contingent Payments. (a)  On the terms and subject to the conditions set forth herein, as additional consideration for the Transferred Shares, the Buyer shall pay to the Seller certain additional amounts, up to a maximum aggregate amount of $125,000,000, in two contingent payments, subject to the achievement of certain financial milestones and calculated as follows (collectively, the “Contingent Payments”):

(i)  With respect to each Contingent Payment Period, the Buyer shall pay to the Seller a Contingent Payment, if any, calculated with respect to Actual EBITDA in accordance with Exhibit 2.10.

(ii)  For the purpose of calculating Actual EBITDA hereunder, such calculation shall exclude (A) any non-recurring expense incurred other than in the Ordinary Course related to any claim, litigation, settlement or non-compliance with Law arising out of any event or circumstance occurring before the Closing; provided, however, that the Seller shall have reimbursed the relevant Transferred Subsidiary therefor in full and (B) any expense in connection with the payment to employees under Section 2.10(f).

(iii)  For the purpose of calculating Actual EBITDA hereunder, the exchange rate shall be fixed at seven point seven six Hong Kong Dollars (HK$7.76) to one U.S. Dollar ($1).

(b)  On each Result Announcement Date immediately succeeding June 29, 2008 and June 28, 2009, as the case may be, the Buyer shall prepare, or cause to be prepared, and deliver to the Seller (A) a statement setting forth Actual EBITDA for such Contingent Payment Period, each component used in the calculation thereof, and the amount of the Contingent Payment for such Contingent Payment Period determined in accordance with the relevant formula as set forth in Section 2.10(a) (the “Contingent Payment Statement”), which shall be prepared in accordance with Hong Kong GAAP, at the Buyer’s cost and expense, and (B) such documentation, if any, as may be reasonably necessary to enable the Seller to determine such amount. Concurrently with the delivery of the Contingent Payment Statement, the Buyer shall pay to the Seller the amount of the Contingent Payment specified therein, if any, in accordance with Section 2.10(e).

(c)  After receipt from the Buyer of the Contingent Payment Statement and, if applicable, the Contingent Payment, the Seller shall have the right, at its cost and expense, and upon not less than five Business Days’ prior written notice to the Buyer, to (i) meet with the Buyer and the Company Accounting Firm to discuss the Buyer’s calculation of Actual EBITDA and the Contingent Payment set forth in the Contingent Payment Statement and (ii) have reasonable access during normal business hours to inspect the Books and Records and working papers (including those prepared by advisors and other third parties, to the extent permitted thereby) relating to such calculation. If the Seller fails to challenge the Buyer’s determination of Actual EBITDA and the Contingent Payment by the delivery of a written notice to the Buyer (the “Contingent Payment Dispute Notice”) within 60 days after receipt by the Seller of the Contingent Payment Statement, such determination by the Buyer shall be final, conclusive and binding for all purposes of this Agreement.

(d)  In the event that the Seller disputes the Buyer’s determination of Actual EBITDA and the Contingent Payment for any Contingent Payment Period, the Seller shall so notify the Buyer by delivering a Contingent Payment Dispute Notice to the Buyer within the period set forth in Section 2.10(c) (the amount of any disputed Contingent Payment being referred to herein as the “Disputed Contingent Payment”). In the event of such a dispute, the Seller and the Buyer shall first use diligent, good faith efforts to resolve such dispute between them. If they are unable to resolve the dispute within 30 days after the delivery of the Contingent Payment Dispute Notice, then the dispute shall be submitted to the CPA Firm for determination in accordance with the following provisions:

(i)  The Buyer and the Seller shall submit to the CPA Firm, within 10 days after the date of the engagement of the CPA Firm (as evidenced by the date of the engagement letter), copies of (A) the Contingent Payment Statement for the applicable Contingent Payment Period, (B) the Contingent Payment Dispute Notice and (C) a list of all unresolved differences between the Buyer and the Seller with respect to the calculation of the Contingent Payment for such Contingent Payment Period (the “Unresolved Differences”). Each of the Buyer and the Seller shall submit to the CPA Firm (with a copy delivered to the other party on the same day), within 30 days after the date of the engagement of the CPA Firm, a memorandum (which may include supporting exhibits) setting forth their respective positions on the Unresolved Differences. Each of the Buyer and the Seller may (but shall not be required to) submit to the CPA Firm (with a copy delivered to the other party on the same day), within 60 days after the date of the engagement of the CPA Firm, a memorandum responding to the initial memorandum submitted to the CPA Firm by the other party. Unless requested by the CPA Firm in writing, neither the Buyer nor the Seller may present any additional information or arguments to the CPA Firm, either orally or in writing; provided, however, that each party shall have the right to respond to the CPA Firm’s requests directed to the other party.

(ii)  The CPA Firm shall prepare and distribute to the parties hereto a writing setting forth the CPA Firm’s determination, only with respect to the Unresolved Differences, whether and to what extent, if any, the Contingent Payment for such Contingent Payment Period requires adjustment and the CPA Firm’s reasons therefor. Any decision rendered by the CPA Firm shall be final, conclusive and binding upon the parties hereto, and judgment thereon may be entered and enforced in any court of competent jurisdiction.

(iii)  The fees and expenses of the CPA Firm in connection with the resolution of disputes pursuant to this paragraph (d) shall be shared equally by the Buyer and the Seller; provided, however, that if the CPA Firm determines that one party has adopted a position or positions that is or are frivolous or clearly without merit, the CPA Firm may, in its discretion, assign a greater portion of such fees and expenses to such party.

(e)  Subject to Section 2.10(f), the Buyer shall pay the net amount of the Contingent Payment specified in the Contingent Payment Statement (exclusive of any Tax, fees or other expenses of any kind), if any, to the Seller on the Result Announcement Date immediately succeeding June 29, 2008 or June 28, 2009, as the case may be, or, with respect to any increase in such Contingent Payment finally determined in accordance with Section 2.10(d), within five Business Days after the date of such final determination, in each case in cash or Buyer Common Stock or any combination thereof, in the Buyer’s sole discretion; provided, however, that, in no event, shall the number of shares of Buyer Common Stock to be issued by the Buyer pursuant to this Section 2.10(e), when combined with the Purchase Price Shares and any other Contingent Payment Shares previously issued, exceed 9.99% of the outstanding Buyer Common Stock at the close of the Nasdaq Global Market’s trading day immediately preceding the issuance date of the relevant Contingent Payment Shares (taking into account such Contingent Payment Shares as if already issued and outstanding); provided, further, that, in no event, shall the number of shares of Buyer Common Stock to be issued by the Buyer pursuant to this Section 2.10(e) exceed 19.99% of the outstanding Buyer Common Stock at any time between the date of this Agreement and the Final Contingent Payment Date. If the Buyer determines that any Contingent Payment or portion thereof will be made in cash, the Buyer shall pay to the Seller such cash amount on the relevant Result Announcement Date (or such later date as is contemplated by this Section 2.10(e)) in U.S. dollars by wire transfer of immediately available funds to an account designated by the Seller. If the Buyer determines any Contingent Payment or portion thereof will be made in Buyer Common Stock, the Buyer shall issue to the Seller on the relevant Result Announcement Date (or such later date as is contemplated by this Section 2.10(e)) such aggregate number of shares of Buyer Common Stock equal to (A) the amount of such Contingent Payment or portion thereof divided by (B) the relevant Average Closing Price. With respect to any decrease in a Contingent Payment specified in the Contingent Payment Statement finally determined in accordance with Section 2.10(d), the Seller shall, within five Business Days after the date of such final determination, refund such amount to the Buyer in cash in U.S. dollars by wire transfer of immediately available funds to an account designated by the Buyer.

(f)  Not less than 10 Business Days prior to the Result Announcement Date, the Seller shall deliver to the Buyer a written notice setting forth the names of then-current employees of the Business selected to share in an amount in cash equal to 5% of the Contingent Payment specified in the Contingent Payment Statement, if any (the “Contingent Bonus Amount”), and the portion of such Contingent Bonus Amount (expressed as a percentage) to which each such employee should be allocated. The Buyer shall have the right to approve the employees selected and their proposed allocations, which approval will not be unreasonably withheld. Notwithstanding anything to the contrary in this Agreement, the Buyer shall withhold from any payment to be made to the Seller pursuant to Section 2.10(e) the Contingent Bonus Amount and shall cause the Company to pay an amount in cash equal to such Contingent Bonus Amount, less any Taxes required to be paid or withheld by the Company and other required withholdings, on the Result Announcement Date to such employees and in such amounts as are specified in the written notice from the Seller and approved by the Buyer or otherwise agreed to by the Buyer and the Seller. To the extent that the Buyer and the Seller are unable to reach agreement prior to the Result Announcement Date on the employees selected and their proposed allocations for purposes of payment of the Contingent Bonus Amount, the Buyer shall pay the Contingent Bonus Amount (or the relevant portion thereof) to the Seller, in cash or Buyer Common Stock or any combination thereof, in the Buyer’s sole discretion, in accordance with Section 2.10(e).

(g)  From the Closing Date through June 28, 2009, except as otherwise contemplated by this Agreement and the Ancillary Agreements, the Buyer shall use commercially reasonable efforts to operate the Business in a manner consistent with maximizing the Contingent Payments and shall cause the business of the Company and its Subsidiaries to be limited to the Business; notwithstanding the foregoing, the Buyer shall be permitted to take any action that is: (i) consented to in writing by the Seller, which consent shall not be unreasonably withheld, (ii) required by Law, or (iii) in the best interests of the Business (including all Subsidiaries) as determined in good faith by the Buyer (but excluding for purposes of such determination the possible benefit of a reduction in the Contingent Payments). The Buyer will provide the financial support contemplated by the Two-Year Forecast to the extent that the Business is achieving the financial performance contemplated in the Two-Year Forecast; however, to the extent that the Buyer determines in good faith that a material deviation in the financial performance contemplated in the Two-Year Forecast is in the best interests of the Business (including all its Subsidiaries) and to the extent that such deviation would not maximize the Contingent Payments, then the Buyer shall not implement any such planned deviation unless it is consented to in writing by the Seller, which consent shall not be unreasonably withheld. The parties agree that their post-Closing obligations under this Agreement and the Ancillary Agreements are essential to the operation and performance of the Business. From the Closing Date through June 28, 2009, the parties shall timely comply with all provisions of this Agreement and the Ancillary Agreements. In the case of any breach of this Section 2.10(g), the non-breaching party may seek damages for such breach, but shall be required to prove its damages for such breach and the Contingent Payment shall not be deemed to be liquidated damages.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE SELLER

Except as set forth in the Disclosure Schedule, the Seller represents and warrants to the Buyer that all statements contained in this Article III are true as of the date hereof and as of the Closing Date. The inclusion of any information in any section of the Disclosure Schedule or other documents made available or delivered by the Seller pursuant to this Agreement shall be not be deemed to be an admission or evidence of the materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever:

Section 3.1  Organization and Qualification. The Seller is a company incorporated with limited liability, duly organized and validly existing under the laws of Hong Kong and is not in administration, receivership or liquidation, and no petition has been presented for its winding-up and there are no grounds on which any petition or application could be based for its winding-up or the appointment of an administrator or receiver over its assets. The Seller has all requisite corporate or similar power and authority to own, lease and operate its assets, and to carry on the Business as currently conducted. The Seller is duly qualified to do business as a foreign corporation or other entity in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

Section 3.2  Subsidiaries. (a) Schedule 3.2(a) sets forth a complete and accurate list of each Transferred Subsidiary, together with its jurisdiction of organization and its authorized and outstanding shares of capital stock or other equity interests as of the date hereof. Each Transferred Subsidiary (i) is duly organized, validly existing and, in the case of any Transferred Subsidiary organized in the PRC, has passed the annual statutory examination of its business license, and is not in administration, receivership or liquidation, and no petition has been presented for its winding-up and there are no grounds on which any petition or application could be based for its winding-up or the appointment of an administrator or receiver over its assets, (ii) has all requisite corporate or similar power and authority to own, lease and operate its assets and to carry on its portion of the Business as currently conducted, (iii) has complied with its Memorandum and Articles of Association, Certificate of Incorporation, Bylaws or other similar organizational documents in all respects and none of its activities, agreements, commitments or rights is ultra vires or unauthorized, and (iv) is duly qualified to do business as a foreign corporation or other entity in each jurisdiction where the ownership or operation of its assets or the conduct of its business requires such qualification.

(b)  The Seller has heretofore delivered to the Buyer complete and accurate copies of the Memorandum and Articles of Association, Certificate of Incorporation, Bylaws or other similar organizational documents of each of the Transferred Subsidiaries as presently in effect, and attached thereto are copies of all resolutions and agreements that are required to be so attached.

(c)  There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments or rights of any kind or rights that call for the sale, transfer, issue, allotment, conversion, redemption or repurchase of, or accord to any Person other than the Seller the right (whether exercisable now or in the future and whether contingent or not) to call for the sale, transfer, issue, allotment, conversion, redemption or repurchase of, any shares, loan stock or other securities in the capital of any Transferred Subsidiary.

(d)  The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

(e)  The Seller is the legal and beneficial owner of the Transferred Shares, free and clear of all Encumbrances, and upon delivery by the Seller of the Transferred Shares at Closing, legal and beneficial ownership of the Transferred Shares, free and clear of all Encumbrances, other than those resulting from the Buyer’s ownership, will pass to the Buyer. The Transferred Shares constitute or will constitute all of the outstanding shares of capital stock of the Company as of the date hereof and as of the Closing. The Company is the legal and beneficial owner of all of the outstanding shares of capital stock or other equity interests of COTCO International Ltd., COTCO Luminant Device (Huizhou) Ltd. and COTCO Opto Technology (Shanghai) Ltd., free and clear (upon payment of the Indebtedness listed on Schedule 3.23(b)) of all Encumbrances. COTCO International Ltd. is the legal and beneficial owner of all the outstanding shares of capital stock of COTCO Japan Co., Ltd., free and clear (upon payment of the Indebtedness listed on Schedule 3.23(b)) of all Encumbrances. All of the outstanding shares of capital stock or other equity interests of the Transferred Subsidiaries have been duly authorized, and are validly issued, fully paid and non-assessable. The registered capital of each Transferred Subsidiary incorporated or organized in the PRC has been fully contributed in accordance with applicable Laws and there is no obligation to make further contributions to any of such Transferred Subsidiary by way of debt or equity.

(f)  No Transferred Subsidiary owns, directly or indirectly, any shares of capital stock or other equity interests of any Person (other than, in the case of the Company, the shares of capital stock or other equity interests it holds in the other Transferred Subsidiaries and, prior to the Closing, Hui Hua Luminant Mfg., Shenzhen COT Luminant Device Co., Ltd. and COTCO Luminant (Shenzhen) Ltd.).

(g)  The representative offices of the Transferred Subsidiaries are not independent legal entities and have only engaged in business and operating activities permitted for representative offices by applicable Law.

Section 3.3  Corporate Authorization. The Seller has full power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party, and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Seller of this Agreement and each of the Ancillary Agreements to which it is a party has been duly and validly authorized and no additional corporate, shareholder or similar authorization or consent is required in connection with the execution, delivery and performance by the Seller of this Agreement or each of the Ancillary Agreements to which it is a party. Each Affiliate of the Seller has or prior to the Closing will have full power and authority to execute and deliver each Ancillary Agreement or Closing document to which it is a party or signatory, and to perform its obligations thereunder. The execution, delivery and performance by each Affiliate of the Seller of each Ancillary Agreement or Closing document to which it is a party or signatory has been or prior to the Closing will have been duly and validly authorized, and no additional corporate, shareholder or similar authorization or consent is required in connection with the execution, delivery and performance by any Affiliate of the Seller of the Ancillary Agreements or Closing documents to which it is a party or signatory.

Section 3.4  Consents and Approvals. (a)  Except as set forth on Schedule 3.4(a)(i), no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Seller or any of its Affiliates from, or to be given by the Seller or any of its Affiliates to, or made by the Seller or any of its Affiliates with, any Government Entity, in connection with the execution, delivery and performance by the Seller or any of its Affiliates of this Agreement and the Ancillary Agreements. Except as set forth on Schedule 3.4(a)(ii), no consent, approval, waiver, authorization, notice or filing is required to be obtained by the Seller or any of its Affiliates from, or to be given by the Seller or any of its Affiliates to, or made by the Seller or any of its Affiliates with, any Person that is not a Government Entity in connection with the execution, delivery and performance by the Seller or any of its Affiliates of this Agreement and the Ancillary Agreements.

(b)  Without limiting the foregoing (i) with respect to the HSR Act, (A) the Seller is not incorporated in the United States, is not organized under the laws of the United States and does not have its principal offices within the United States and (B) the Seller, including all entities controlled by the Seller within the meaning of the HSR Act (I) does not hold assets located in the United States (other than investment assets, voting or nonvoting securities of another Person and assets included pursuant to 16 C.F.R. 801.40(d)(2)) having an aggregate total value in excess of $59,800,000 and (II) did not make aggregate sales in or into the United States of over $59,800,000 in its most recent fiscal year, and (ii) with respect to PRC competition Laws, (A) neither the Seller nor the Company owns more than RMB 3,000,000,000 of assets inside the PRC, (B) neither the Seller’s nor the Company’s business volume in the PRC market is more than RMB 1,500,000,000 in the current year, (C) neither the Seller’s and its affiliated enterprises’ nor the Company’s and its affiliated enterprises’ market share in the PRC has reached 20% or will reach 25% as a result of the transactions contemplated hereby, and (D) neither the Seller nor the Company will directly or indirectly hold shares in more than 15 foreign-funded enterprises in the relevant domestic industries as a result of the transactions contemplated hereby.

Section 3.5  Non-Contravention. The execution, delivery and performance by the Seller and its Affiliates of this Agreement and the Ancillary Agreements to which they are a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) violate any provision of the Memorandum and Articles of Association, Certificate of Incorporation, Bylaws or other similar organizational documents of the Seller or any of its Affiliates, (ii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of the notices and filings set forth on Schedule 3.4(a)(ii), conflict with, or result in the breach of, or effect or give rise to any license under, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Seller or any of its Affiliates under, or result in a loss of any benefit to which the Seller or any of its Affiliates is entitled under, or result in the imposition of any obligation under, any Contract, result in any term of any Contract becoming applicable or inapplicable or a material change in the scope of any Contract, or result in the creation of any Encumbrance upon any of the Transferred Shares or the assets of the Transferred Subsidiaries, or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings set forth on Schedule 3.4(a)(i) or required to be made or obtained by the Buyer, violate or result in a breach of or constitute a default under any Law to which the Seller or any of its Affiliates is subject, or under any Governmental Authorization.

Section 3.6  Binding Effect. This Agreement and each of the Ancillary Agreements, when executed and delivered by the Buyer and the other parties thereto, constitutes a valid and legally binding obligation of the Seller and each Affiliate party to such agreements, enforceable against the Seller and each such Affiliate in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 3.7  Financial Statements. (a)  Set forth on Schedule 3.7(a) is (i) a copy of the Accountant’s Report comprising the following audited financial statements for the Company and its Subsidiaries as of and for the fiscal year ended March 31, 2006 and the nine months ended December 31, 2006: consolidated balance sheet, consolidated income statement and consolidated statement of changes in equity and consolidated cash flow statement, in each case including the Transferred Assets (collectively, the “Audited Financial Statements”), and (ii) a copy of the following unaudited financial statements for the Company and its Subsidiaries as of and for the fiscal year ended March 31, 2005: consolidated pro forma balance sheet and consolidated pro forma income statement, including the Transferred Assets (the “Unaudited Financial Statements” and, together with the Audited Financial Statements, the “Historical Financial Statements”). Except as described in the notes thereto, the Audited Financial Statements have been prepared on a proper and consistent basis in accordance with Hong Kong GAAP, and fairly present the financial condition and the consolidated results of operations and accumulated profits of the Company and its Subsidiaries, including the Transferred Assets, as of the dates thereof or the periods then ended. The Audited Financial Statements have been prepared on a basis “under assets held for sale”, under which the Excluded Assets and Excluded Liabilities are presented as discontinued operations. To the Knowledge of the Seller, the Unaudited Financial Statements were prepared in good faith on a proper and consistent basis in accordance with Hong Kong GAAP.

(b)  The Audited Financial Statements have been and were prepared in accordance with the Books and Records. The Books and Records used to compile the Audited Financial Statements are complete and accurate in all material respects and have been maintained in accordance with sound business practices and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the consolidated financial statements of the Company and its Subsidiaries in accordance with Hong Kong GAAP and to maintain asset accountability, (iii) access to the Company’s assets is permitted only in accordance with management’s general or specific authorization, and (iv) assets are reconciled at reasonable intervals and appropriate action is taken with respect to any material differences.

(c)  The Most Recent Balance Sheet accurately reflects, as of the date thereof, the aggregate amount of all outstanding rebates, discounts or other allowances offered by the Business to its customers, if any, which rebates, discounts or other allowances are not material to the Business. The Business has no formal, written policies with respect to rebates, discounts or other allowances offered to its customers.

(d)  Except as set forth on Schedule 3.7(d), none of the Transferred Subsidiaries is engaged in any transactions with, or has any obligations to, any unconsolidated entities that are contractually limited to activities that facilitate the transfer of, or access to, assets by any of the Transferred Subsidiaries, including, without limitation, structured finance entities and special purpose entities, or otherwise engages in, or has any obligations under, any off-balance sheet transactions or arrangements.

Section 3.8  Litigation and Claims. Except as set forth on Schedule 3.8:

(a)  there is no civil, criminal or administrative notice, action, suit, demand, charge, claim, hearing, proceeding, notice of violation, inquiry or investigation from, by or before any Government Entity pending or, to the Knowledge of the Seller, threatened against or relating to the Seller or any of its Affiliates in connection with the Transferred Shares, the assets of the Transferred Subsidiaries, the Business or the transactions contemplated hereby and, to the Seller’s Knowledge, there are no facts and circumstances of which they are currently aware that would be reasonably likely to result in the same; and

(b)  none of the Transferred Shares, the assets of the Transferred Subsidiaries or the Business is subject to any order, writ, judgment, award, injunction or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators.

Section 3.9  Taxes. Except as set forth on Schedule 3.9 and only to the extent required by the statute of limitations:

(a)  the Company and each of the other Transferred Subsidiaries has filed all Tax Returns required to be filed by them on or before the date hereof (taking into account all applicable extensions) and the Seller has filed all Tax Returns required to be filed on or before the date hereof (taking into account all applicable extensions) with respect to the Company, the other Transferred Subsidiaries or the Seller, as the case may be, have paid all Taxes required to be paid with respect to any such entity;

(b)  the Tax Returns referred to in Section 3.9(a) above are correct and complete in all material respects;

(c)  all deficiencies asserted or assessments made as a result of such examinations have been paid in full;

(d)  no issues have been raised in writing by the relevant taxing authority in connection with the examination of any of the Tax Returns or are currently pending;

(e)  neither the Company nor any other Transferred Subsidiary has been a member of an affiliated, combined, consolidated or unitary tax group for purposes of filing any Tax Return;

(f)  no waivers of statute of limitations have been given by or requested with respect to any Taxes of the Company or any other Transferred Subsidiary;

(g)  there are no Encumbrances for Taxes (other than for Taxes not yet due) on any of the assets of the Company or any other Transferred Subsidiary;

(h)  the Company and the other Transferred Subsidiaries have not entered into any “reportable transactions,” as defined in Section 1.6011-4(b)(1) of the United States Treasury Regulations or any transaction governed by a similar regime under federal, state, local or foreign law; and

(i)  the Seller has delivered to the Buyer complete and accurate copies of all income Tax Returns and all material non-income Tax Returns, examination reports and statements of deficiencies assessed against, or agreed to by the Company or any other Transferred Subsidiary.

Section 3.10  Compensation Plans. (a)  The Seller has listed on Schedule 3.10(a) all employment, consulting, independent contractor, benefit and compensation plans, contracts, policies, agreements, programs or arrangements, whether written or oral, covering Employees, and deferred compensation, severance, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus, retirement, pension and superannuation plans and any applicable “change in control” or similar provisions in any plan, contract or arrangement (the “Compensation Plans”). No Compensation Plan provides for any benefit based in whole or in part on the value of any equity interest in, or equity interest owned by the Transferred Subsidiaries. All employees associated with the Business, other than the Transferred Employees, are employed by the Transferred Subsidiaries.

(b)  No Compensation Plan is subject to ERISA or the Code. Except as set forth on Schedule 3.10(b), all Compensation Plans comply in form and operation in all respects with all applicable Laws and their terms. Except as set forth on Schedule 3.10(b), there is no material pending or, to the Knowledge of the Seller, threatened litigation, claim, audit or governmental action relating to any of the Compensation Plans and, to the Knowledge of the Seller, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such litigation, claim, audit or governmental action.

(c)  The Seller has delivered to the Buyer true and complete copies of (i) each of the Compensation Plans and related trust agreements, if any, and all summary plan descriptions related thereto as they have been amended as of the date hereof, and (ii) with respect to any unwritten Compensation Plan, a written description thereof and any material communications related thereto.

(d)  Except as set forth on Schedule 3.10(d), all contributions required to be made under the terms of any Compensation Plan have been timely made and all obligations in respect of each Compensation Plan have been properly accrued and reflected in the Historical Financial Statements and all other unpaid obligations under any Compensation Plan to which contributions are not required (including under any vacation or paid time-off plans or arrangements) have been reflected in the Historical Financial Statements.

(e)  Except as set forth on Schedule 3.10(e), none of the Transferred Subsidiaries have any obligations for retiree health, life or other post-termination of employment benefits or any obligations to compensate any individuals for services performed after the termination of their employment under any Compensation Plan, collective bargaining agreement or otherwise.

(f)  Except as set forth on Schedule 3.10(f), neither the execution of this Agreement or the Ancillary Agreements nor the consummation of the Transaction, either alone or in conjunction with any other event, will (i) entitle any Employees or any other service provider to any payment or any increase in severance pay, (ii) accelerate the time of payment or vesting or increase or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Compensation Plans or (iii) result in any payment under any of the Compensation Plans or otherwise that alone or together with all other payments would constitute a “parachute payment” to any “disqualified individual” as those terms are defined in Section 280G of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(g)  There has been no amendment to, written interpretation, communication or announcement by any of the Transferred Subsidiaries relating to, or change in employee participation (excluding any increase in participation solely as a result of the hiring of a new employee) or coverage under, any Compensation Plan (whether or not enforceable) that could increase the expense of maintaining such Compensation Plan above the level of expense incurred in respect thereof for the most recently completed fiscal year or affect the administration of such Compensation Plan or result in any liability to the sponsor of such Compensation Plan.

(h)  The Transferred Subsidiaries may amend or terminate any Compensation Plan, other than such Compensation Plans as required by applicable Law to the extent so required, at any time without incurring liability thereunder other than (i) in respect of accrued obligations and medical or welfare claims incurred prior to such amendment or termination and (ii) typical expenses and notice periods associated with any such amendment or termination.

(i)  As of the Closing Date, the Transferred Subsidiaries will not have any outstanding loans or extensions of credit to any Employees or any other service provider (or their family members or dependents).

(j)  Schedule 3.10(j)(i) contains a complete and accurate list of the following information for each Employee (including each Employee on leave of absence or inactive status), leased employee, temporary or staffing agency employee, director, independent contractor and consultant of each Transferred Subsidiary, excluding the Huizhou factory workers: (i) name; (ii) job title/position; (iii) grade; (iv) department; (v) start date; (vi) breakdown of total and average currently monthly income by grade. Schedule 3.10(j)(ii) contains a complete and accurate list as of February 28, 2007 of the following information for each Huizhou factory worker: (i) staff number; (ii) job title/position; (iii) grade, (iv) department; (v) start date and (vi) breakdown of total and average current monthly income by grade.

(k)  Schedule 3.10(k) sets forth an accurate and complete description of: (i) the total amount of 2006 bonuses (whether or not guaranteed), (ii) a breakdown of such bonuses by each category of Employee, (iii) the number of Employees in each category, (iv) the frequency with which such bonus is paid, (iv) whether or not such bonus is guaranteed, and (v) the total amount of bonuses paid as of February 28, 2007.

(l)  To the Seller’s Knowledge, at all times while engaged by a Transferred Subsidiary, all independent contractors and consultants of such Transferred Subsidiary were independent contractors to, and not employees of, such Transferred Subsidiary for purposes of all applicable Laws relating to wages and hours, all applicable Tax withholding requirements, and any other Law or any Governmental Authorization implicating the relationship between such Transferred Subsidiary and any independent contractor or consultant.

(m)  Except as set forth on Schedule 3.10(m), to the Seller’s Knowledge, no Employee, director, officer, agent, independent contractor or consultant of any of the Transferred Subsidiaries is bound by any Contract or other agreement or arrangement that purports to limit the ability of such Employee, director, officer, agent, independent contractor or consultant to engage in, continue or perform any conduct, activity, duty or practice relating to the Business.

Section 3.11  Compliance with Laws. (a) (i) Except as set forth on Schedule 3.11(a)(i), the Business at all times since its inception has been and currently is being conducted in compliance with all Laws applicable to the Business or the Transferred Subsidiaries, whether in Hong Kong, the PRC or elsewhere, (ii) no change is required in the properties, processes or procedures of any Transferred Subsidiary in connection with any Law applicable to the Business or the Transferred Subsidiaries, and neither the Seller nor any of its Affiliates has received any notice alleging any violation under any such Law (and, to the Knowledge of the Seller, no such notice has been threatened), and (iii) the Transferred Subsidiaries have all Governmental Authorizations necessary for the conduct of their respective businesses and the Business, as currently conducted, a complete and accurate list of which is set forth on Schedule 3.11(a)(iii). All such Governmental Authorizations are valid and in full force and effect and held by or in the name of a Transferred Subsidiary. Neither the Seller nor any of its Affiliates has received any notice that any such Governmental Authorizations may be modified, suspended or revoked or may not be renewed in the Ordinary Course.

(b)  Except as set forth on Schedule 3.11(b), neither the Seller nor any of its Affiliates is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the U.S. Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order and, to the Seller’s Knowledge, none of the Transferred Subsidiaries engages in any dealings or transactions with any such Person.

(c)  The Transferred Subsidiaries and each of their respective Representatives have at all times been in compliance with each applicable Law that relates to bribery, improper competition or other matters including corruption, including Sections 93, 164, 389, 391, 392 and 393 of the PRC Criminal Law, Sections 8 and 10 of the PRC Law Against Improper Competition or other applicable anti-bribery and anti-grafting Laws of the PRC. Neither the Seller, nor its Affiliates nor their respective Representatives have (i) made an offer, payment, promise to pay, or authorized the payment of any money, including kick-backs, or an offer, gift, promise to give or authorized the giving of anything of value to any government official or employee, political party, party official, candidate for political office, Representative of a state-owned enterprise or anyone else acting in an official capacity for the purpose of wrongfully influencing the recipient or for securing or obtaining any improper advantage or (ii) taken any other action, or permitted or authorized any other action to be taken, including any other action in connection with the conduct of the Business and the transactions contemplated under this Agreement, which would cause the Seller or any of its Affiliates to be in violation of the Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Seller and its Affiliates.

Section 3.12  Environmental Matters. Except for matters that are set forth on Schedule 3.12:

(a)  the Business, the Company and the other Transferred Subsidiaries have at all times complied and are presently in compliance with all applicable Environmental Laws and there are no Liabilities relating to any applicable Environmental Laws with respect to the Transferred Subsidiaries or the Business;

(b)  neither the Seller nor any of its Affiliates (nor, to the Seller’s Knowledge, any predecessor in interest) has received any notice, demand, claim, letter or request for information, relating to any alleged violation of, or any Liability under, any applicable Environmental Law in connection with the Business, the Leased Real Property, any property previously owned, leased or operated by the Business or the assets of the Transferred Subsidiaries;

(c)  there are no writs, injunctions, decrees, directives, orders or judgments outstanding or any indemnity or other agreement with any third party, in each case relating to liability or obligations under any applicable Environmental Law or any actions, suits, proceedings or investigations pending or, to the Seller’s Knowledge, threatened relating to compliance with or Liability under any applicable Environmental Law affecting the Business, the Leased Real Property, any property previously owned, leased or operated by the Business or the assets of the Transferred Subsidiaries;

(d)  there has been no release, storage, handling, contamination or disposal of Hazardous Substances on any Leased Real Property, any property previously owned, leased or operated by the Business, or third-party property for which the Business or any Transferred Subsidiary could reasonably be expected to incur or share Liability;

(e)  the Business, the Company and the other Transferred Subsidiaries possess all Governmental Authorizations required under Environmental Laws for the Business as presently conducted and, to the Seller’s Knowledge, there are no circumstances that could reasonably be expected to result in any such Governmental Authorization being revoked, terminated, revised, amended or not renewed in the ordinary course;

(f)  to the Knowledge of the Seller, there are no underground storage tanks, asbestos-containing materials, lead-based products or polychlorinated biphenyls on any of the Leased Real Property used in the operations of the Company or any Transferred Subsidiary or otherwise included in the assets of the Transferred Subsidiaries, other than in compliance with all Environmental Laws and as could not reasonably be expected to result in Liability;

(g)  to the Knowledge of the Seller, there are no other circumstances or conditions, including any anticipated changes in Environmental Laws, involving the Business, the Leased Real Property, any property previously owned, leased or operated by the Business, the Company or any other Transferred Subsidiary that could reasonably be expected to result in any claim, Liability, investigation, cost or restriction on the transfer or operation of the Business or any property in connection with any Environmental Law; and

(h)  the Seller has delivered to the Buyer copies of all environmental reports, audits, assessments, memoranda and studies in the possession of the Seller or its Affiliates with respect to the Business, the Leased Real Property, any property previously owned, leased or operated by the Business or the assets of the Transferred Subsidiaries.

Section 3.13  Intellectual Property. (a)  Schedule 3.13(a)(i) sets forth a true and complete list of all Registered Intellectual Property owned by the Transferred Subsidiaries, other than that included in the Excluded Assets, indicating for each Registered item the registration or application number and the applicable filing jurisdiction. Except as set forth in Schedule 3.13(a)(ii), the Transferred Subsidiaries exclusively own (beneficially and of record, where applicable) all Transferred Intellectual Property, free and clear of all Encumbrances, other than Permitted Encumbrances and non-exclusive licenses granted in the Ordinary Course. To the Seller’s Knowledge, the Transferred Intellectual Property is valid, subsisting and enforceable, and is not subject to any outstanding order, judgment, decree or agreement adversely affecting any Transferred Subsidiary’s use thereof or its rights thereto.

(b)  The Transferred Subsidiaries own or have sufficient rights to use all Intellectual Property used in the Business as presently conducted, all of which ownership or rights shall survive unchanged the consummation of the transactions contemplated by this Agreement. To the Seller’s Knowledge, there is no third party Intellectual Property that could reasonably be expected to have a material adverse effect on the Business as presently conducted.

(c)  Except as set forth on Schedule 3.13(c), neither the Seller nor any of its Affiliates has developed jointly with any other Person (including any Government Entity) any Transferred Intellectual Property with respect to which such other Person has rights. There is no Contract pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Transferred Intellectual Property, except those Contracts with vendors, suppliers, distributors, resellers and/or customers entered into in the Ordinary Course pursuant to which such Persons may have received a non-exclusive license to any Transferred Intellectual Property.

(d)  Except as set forth on Schedule 3.13(d), there is no litigation, opposition, cancellation, proceeding, objection or claim, pending, asserted or, to the Seller’s Knowledge, threatened against the Seller or its Affiliates concerning the ownership, validity, registerability, enforceability, infringement or use of, or licensed right to use, any Intellectual Property Related to the Business. To the Seller’s Knowledge, no valid basis for any such litigation, opposition, cancellation, proceeding, objection or claim exists. To the Seller’s Knowledge, no person is violating any Transferred Intellectual Property right or other material Intellectual Property right that any Transferred Subsidiary holds exclusively.

(e)  The Seller and its Affiliates have taken reasonable measures to protect the confidentiality and value of all Trade Secrets that are owned, used or held by the Transferred Subsidiaries and other proprietary or material confidential information with respect to the Business and, to the Seller’s Knowledge, such Trade Secrets have not been used, disclosed to or discovered by any Person except pursuant to valid and appropriate non-disclosure and/or license agreements which have not been breached.

(f)  To the Seller’s Knowledge, none of the Employees has any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by any Transferred Subsidiary in the furtherance of the Business, which patents or applications have not been validly assigned to such Transferred Subsidiary. Except as set forth on Schedule 3.13(f)(i), the Employees and the prior employees, consultants, contractors and agents who have made contributions to the creation or development of the Intellectual Property Related to the Business, as set forth on Schedule 3.13(f)(ii), have executed valid intellectual property assignment and confidentiality agreements for the benefit of the Transferred Subsidiaries. Prior to the date of this Agreement, the Seller has provided to the Buyer for its review the standard form of employee and consulting Contracts for the Employees set forth on Schedule 3.13(f)(ii) containing intellectual property assignment or license and confidentiality protection. To the Seller’s Knowledge, no current or former employee, officer, director, stockholder, consultant or independent contractor has or has alleged any right, claim or interest in or with respect to any Transferred Intellectual Property.

(g)  To the Seller’s Knowledge, the Employees’ performance of their employment activities does not violate any third party’s Intellectual Property rights or such Employees’ contractual obligations to any third person.

(h)  To the Seller’s Knowledge, the Transferred Intellectual Property that is Registered Intellectual Property has been duly registered with, filed in, or issued by, the United States Patent and Trademark Office or such other filing offices, domestic or foreign, as are identified on Schedule 3.13(h), and such registrations, filings, issuances and other actions remain in full force and effect, and are current and unexpired. The Seller and each of its Affiliates has properly executed and recorded all documents necessary to perfect its title to all Registered Transferred Intellectual Property and has all documents and has paid all Taxes, fees and other financial obligations required to maintain in force and effect all such items until the Closing. The Seller and each of its Affiliates has properly executed all documents necessary to transfer to the Company all unregistered Transferred Intellectual Property included in the Transferred Assets.

(i)  Schedule 3.13(i) sets forth all IP Contracts, including all IP Contracts with consultants (other than (A) licenses for commercial “off-the-shelf” or “shrinkwrap” software that has not been modified or customized for any Transferred Subsidiary, (B) Contracts with Employees that are consistent with the standard form Contracts referenced in Section 3.13(f) in all material respects, and (C) Contracts with vendors, suppliers, distributors, resellers, and/or customers entered into in the Ordinary Course pursuant to which such Persons may have received a non-exclusive license to any Transferred Intellectual Property). Each IP Contract is legal, valid, binding and enforceable against the other party, and is in full force and effect, subject to applicable bankruptcy and insolvency laws and general principles of equity, and will continue to be so immediately following the consummation of the transactions contemplated by this Agreement.

(j)  No claim has been asserted or, to the Seller’s Knowledge, threatened that any Transferred Subsidiary or any other Person has breached any IP Contract. There exists no event, condition or occurrence that, with the giving of notice or lapse of time, or both, would constitute a breach or default by any Transferred Subsidiary or, to the Seller’s Knowledge, another Person under any IP Contract. No party to any IP Contract has given the Seller or any of its Affiliates notice of its intention to cancel, terminate, change the scope of rights under, or fail to renew any IP Contract. Neither the Company nor any other Transferred Subsidiary nor, to the Seller’s Knowledge, any other party to any IP Contract has repudiated in writing any material provision thereof. Consummation of the transactions contemplated by this Agreement will not place any Transferred Subsidiary in breach or default of any IP Contract, or trigger any modification, termination or acceleration thereunder, or create any license under or Encumbrance on Intellectual Property owned or held by the Buyer.

(k)  To the Seller’s Knowledge, the Intellectual Property licensed to any Transferred Subsidiary is valid, subsisting and enforceable and is not subject to any outstanding order, judgment, decree or agreement adversely affecting any Transferred Subsidiary’s use thereof or its rights thereto. To the extent that licensed Intellectual Property is sublicensed to any Transferred Subsidiary by a third person, the Transferred Subsidiary’s sublicensed rights shall continue in full force and effect even if the principal third person license terminates for any reason, except as set forth on Schedule 3.13(k). Except as set forth on Schedule 3.13(k), no Transferred Subsidiary is obligated to make payments by way of royalties, advances, profit sharing, commissions, fees or otherwise to any person in respect of any Intellectual Property licensed to such Transferred Subsidiary.

(l)  Except as set forth on Schedule 3.13(l), there is no litigation, proceeding, objection or claim pending, asserted or, to the Seller’s Knowledge, threatened against any Transferred Subsidiary or against the Seller or its other Affiliates, to the extent Related to the Business, concerning the infringement, use, or violation of the Intellectual Property rights of any third party, and no Transferred Subsidiary nor the Seller or its other Affiliates, to the extent Related to the Business, infringes, otherwise violates or is being accused of violating or, within the last six years, has infringed, otherwise violated or has been accused of violating, the Intellectual Property rights of any third party.

(m)  The IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by each Transferred Subsidiary in connection with its business, and have not materially malfunctioned or failed within the past three years. To the Seller’s Knowledge, the IT Assets do not contain any “time bombs,” “Trojan horses,” “back doors,” “trap doors,” “worms,” viruses, bugs, faults or other devices or effects that (i) enable or assist any Person to access without authorization the IT Assets, or (ii) otherwise significantly adversely affect the functionality of the IT Assets, except as disclosed in its documentation. To the Seller’s Knowledge, no Person has gained unauthorized access to the IT Assets. The Transferred Subsidiaries have implemented reasonable backup, security and disaster recovery technology consistent with industry practices. The Transferred Subsidiaries take reasonable measures, directly or indirectly, to ensure the confidentiality of customer financial and other confidential information.

(n)  The Transferred Subsidiaries exclusively own or otherwise have the right to use each version of software used by the Transferred Subsidiaries in the past two years that is Related to the Business.

Section 3.14  Labor. Neither the Company nor any of the other Transferred Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Except as set forth on Schedule 3.14, the Company and each of the other Transferred Subsidiaries has complied and is operating in accordance with all applicable Laws relating to employment practices. Except as set forth on Schedule 3.14, during the preceding three years, none of the Transferred Subsidiaries has been subject to a strike, picketing, labor arbitration or other labor disputes and, to the Knowledge of the Seller, none is threatened. None of the Transferred Subsidiaries has received any written notice alleging its delinquency in payment of wages, salaries, social security or other compensation to any employees. None of the Transferred Subsidiaries is the subject of any action asserting that such Transferred Subsidiary has committed an unfair labor practice contrary to applicable Laws or is seeking to compel it to bargain with any labor union or labor organization nor is there any such action pending or, to the Knowledge of the Seller, threatened against any Transferred Subsidiary.

Section 3.15  Contracts. (a)  Schedule 3.15(a) sets forth a complete and accurate list of all Contracts that are material to the Business (the “Material Contracts”), including:

(i)  all Contracts included in the Transferred Assets;

(ii)  all sales, agency, franchise, supply, distribution or service Contracts, other than all purchase orders entered into in the Ordinary Course;

(iii)  all Contracts involving annual payments of $100,000 or more, which are binding for more than 30 days and which are not cancelable without penalty or liability on or before the expiration of 30 days, other than all purchase orders for raw materials entered into in the Ordinary Course;

(iv)  all Contracts that contain non-competition or exclusivity covenants or that otherwise restrict the Transferred Subsidiaries or their Affiliates in the conduct of the Business or any other business or geographic area;

(v)  all Contracts that require annual payments to an Employee of base compensation in excess of $100,000;

(vi)  all Contracts requiring the payment by the counterparties thereto for goods and/or services, whether or not the goods or services are actually provided, or the provision of goods or services by the Company or any other Transferred Subsidiary at a price less than the Company’s or such other Transferred Subsidiary’s cost of producing such goods or providing such services;

(vii)  all Contracts that contain “most favored nation” or other similar provisions that could require a Transferred Subsidiary to offer to a Person any terms or conditions that are at least as favorable as those offered to one or more other Persons;

(viii)  all Contracts providing for any loan or advance to, or investment in, any Person;

(ix)  all collaborative, alliance, joint venture, partnership or similar Contracts;

(x)  all Contracts that would require the Buyer or any of its Affiliates or any of their respective successors or assigns to provide for indemnification or contribution with respect to any matter;

(xi)  all Contracts containing preferential rights to purchase all or any portion of the Business which rights have not, or by the Closing will not have, been terminated or expired;

(xii)  all Contracts for the acquisition or disposition of any material assets of the Transferred Subsidiaries;

(xiii)  all Contracts not made in the Ordinary Course;

(xiv)  all joint research and development Contracts with another Person;

all license agreements under which any of the Transferred Subsidiaries is a licensee or licensor;

(xv)  all Contracts to which any government or state-owned entity is a direct party;

(xvi)  all Contracts restricting or otherwise impairing (including by requiring the consent or approval of any third party) in any material respect the consummation of the transactions contemplated under this Agreement;

(xvii)  all intercompany agreements and arrangements (including those relating to goods, services and other rights) between the Seller or its Affiliates (other than the Transferred Subsidiaries), on the one hand, and the Transferred Subsidiaries, on the other hand;

(xviii)  all Contracts, including evidence of receivables or payables, relating to any transaction between or pertaining to any of the Transferred Subsidiaries and any director, officer or owner more than 5% of the shares of capital stock of the Company or any family member of the foregoing;

(xix)  all Contracts with Top Customers and Top Suppliers, other than all purchase orders entered into in the Ordinary Course;

(xx)  all Contacts evidencing Indebtedness; and

(xxi)  any other Contract or group of Contracts that, if terminated or subject to a default by any party thereto, would, individually, in the case of an individual Contract, or in the aggregate, in the case of a group of related Contracts, reasonably be expected to result in a Material Adverse Effect.

The Seller has made available to the Buyer copies of all written Material Contracts and accurate written descriptions of all material terms of all oral Material Contracts, in each case as amended to the date hereof.

(b)  All of the Material Contracts are, and will be immediately following the Closing, in full force and effect and are enforceable against each party thereto in accordance with the terms thereof. There does not exist under any Material Contract any violation, breach or event of default, or alleged violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Seller or any of its Affiliates or, to the Knowledge of the Seller, any other party thereto, except as set forth on Schedule 3.15(b). There are no disputes pending or, to the Seller’s Knowledge, threatened under any Material Contract.

(c)  There are no outstanding powers of attorney in favor of any Person granted by the Seller or any of its Affiliates, to the extent Related to the Business.

Section 3.16  Territorial Restrictions. Except as set forth on Schedule 3.16, neither the Company nor any other Transferred Subsidiary is restricted by any agreement or understanding with any Person from carrying on the Business anywhere in the world or from expanding the Business in any way or entering into any new businesses.

Section 3.17  Absence of Changes. Other than as set forth on Schedule 3.17, since December 31, 2006, the Seller and its Affiliates have conducted the Business only in the Ordinary Course, and the Business has not experienced any event or condition and, to the Seller’s Knowledge, no event or condition is threatened that, individually or in the aggregate, has had or is reasonably likely to have, a Material Adverse Effect. Other than as set forth on Schedule 3.17, since December 31, 2006, none of the actions or events prohibited or circumscribed by Section 5.2 has been taken or has occurred, except after the date hereof as permitted by this Agreement.

Section 3.18  Assets. Except for the services and assets listed on Schedule 3.18, the assets of the Transferred Subsidiaries constitute all the assets, properties and rights of the Seller and its Affiliates necessary to conduct the Business as currently conducted and, immediately after the Closing, necessary for the Buyer to continue to operate and conduct the Business as currently conducted and as proposed to be conducted following the Closing.

Section 3.19  Title to Property. Prior to the date hereof, the Seller and each of its Affiliates (other than the Transferred Subsidiaries) has transferred to or one or more of the Transferred Subsidiaries (i) a valid and binding leasehold interest in the real property they lease that is included in the Transferred Assets and (ii) good title to the personal tangible property they own or lease that is included in the Transferred Assets, in each case free and clear of all Encumbrances, except Permitted Encumbrances. Each of the Transferred Subsidiaries has and, immediately following the Closing, will continue to have (i) a valid and binding leasehold interest in the real property it leases and (ii) good title to the personal tangible property it owns or leases, in each case free and clear of all Encumbrances, except Permitted Encumbrances and as set forth on Schedule 3.19.

Section 3.20  Real Property. (a)  The Seller has delivered to the Buyer complete and accurate copies of each of the leases or subleases governing the Leased Real Property and any documents or instruments affecting the rights or obligations of any of the parties thereto. Neither the Seller nor any of its Affiliates own any real property Related to the Business.

(b)  Each facility (including all buildings, structures and improvements) on the Leased Real Property (i) is in good operating condition and repair and is structurally sound and free of any material defects, with no material alterations or repairs required thereto under applicable Law or insurance company requirements, and (ii) is suitable in all material respects for its current use, operation and occupancy.

(c)  Except as set forth on Schedule 3.20(c), the occupancy, use and operation of the Leased Real Property has complied and complies, in all material respects, with all Laws and Governmental Authorizations and, to the Seller’s Knowledge, does not violate in any material respect any instrument of record or agreement affecting such property.

(d)  To the Knowledge of the Seller, there are no pending or threatened appropriation, condemnation, eminent domain or like proceedings relating to the Leased Real Property.

(e)  None of the Leased Real Property has suffered any material damage by fire or other casualty that has not heretofore been repaired and restored in all material respects, except for damage that would not, individually or in the aggregate, materially impair the conduct of the Business.

(f)  All the leases and subleases governing the Leased Real Property have been duly registered with the competent Government Entity as required by applicable Law. Except as set forth on Schedule 3.20(f), all subleases governing the Leased Real Property have been entered into with the consent of the relevant landlord.

Section 3.21  Personal Property. (a)  The Seller has delivered to the Buyer complete and accurate copies of each of the leases or subleases governing the Leased Personal Property and any documents or instruments affecting the rights or obligations of any of the parties thereto. All personal tangible property (including equipment) used by any of the Transferred Subsidiaries is in a condition suitable for its intended function and, except for normal wear and tear, has not decreased in value.

(b)  All of the inventory of the Business consists of raw materials and supplies, manufactured and purchased parts, goods in process and finished goods, all of which are merchantable and fit for the purpose for which they were procured or manufactured, except for obsolete items and items of below-standard quality, all of which have been written-off or written-down to net realizable value on the Most Recent Balance Sheet. All inventories not written-off have been priced at the lower of cost or net realizable value on a gross average basis.

Section 3.22  Operation of the Business. No part of the Business is currently operated by the Seller through any entity other than the Seller, Hui Hua Luminant Mfg. and the Transferred Subsidiaries. None of the Transferred Subsidiaries has any branch, place of business or permanent establishment outside Hong Kong, the PRC or Japan, or has authorized any Person outside Hong Kong, the PRC or Japan to legally bind any of the Transferred Subsidiaries.

Section 3.23  Absence of Liabilities and Indebtedness. (a) Except as specifically reflected, reserved against or otherwise disclosed on the Most Recent Balance Sheets and except as set forth on Schedule 3.23(a) and Schedule 3.23(b), neither the Business nor any Transferred Subsidiary has any Liabilities, other than Liabilities that were incurred since the date of the Most Recent Balance Sheets in the Ordinary Course under purchase orders, supply contracts or sale contracts.

(b)  Schedule 3.23(b) is a complete and accurate list of all Indebtedness of the Transferred Subsidiaries, including (i) the name of the applicable lender or issuing bank, (ii) the outstanding principal amount for each item of Indebtedness scheduled and (iii) any and all Encumbrances and guarantees provided in connection with each item of Indebtedness scheduled. Except as set forth on Schedule 3.23(b), none of the Transferred Subsidiaries has any Indebtedness. Neither the Seller nor any of its Affiliates has granted any Encumbrance on any of the assets of the Transferred Subsidiaries or provided any guarantee of Indebtedness that will continue to be in effect after payment of the Indebtedness set forth on Schedule 3.23(b).

Section 3.24  Product Liability/Warranties. Except as set forth on Schedule 3.24 and except as specifically reflected, reserved against or otherwise disclosed in the Historical Financial Statements, (a) there is no notice, demand, claim, action, suit, inquiry, hearing, proceeding, notice of violation or investigation from, by or before any Government Entity relating to any product of the Business, including the packaging and advertising related thereto, designed, formulated, manufactured, processed, distributed, sold or placed in the stream of commerce by the Business or any services provided by the Business (a “Product”), or claim or lawsuit involving a Product which is pending or, to Seller’s Knowledge, threatened by any Person, and (b) there has not been, nor is there under consideration by the Business, any Product recall or post-sale warning of a material nature conducted by or on behalf of the Business concerning any Product. All Products materially complied and comply with applicable Governmental Authorizations and Laws, including all applicable European Union, Japanese and Chinese Restriction of Hazardous Substance (RoHS) requirements, and there have not been and there are no material defects or deficiencies in such Products. Except as set forth on Schedule 3.24, no Product is subject to any guarantee, warranty, right of return or other indemnity beyond the Business’ applicable standard terms and conditions in effect at the time of sale.

Section 3.25  Insurance. Set forth on Schedule 3.25 is a complete and accurate list of (a) all insurance policies covering the properties, assets, employees and operations of the Business, other than the Excluded Business (including product liability insurance, title insurance, “directors’ and officers’” insurance, “key person” insurance and workers’ compensation insurance), specifying (i) policy number, (ii) term of coverage, (iii) property or risk covered, (iv) appraised value of covered property to the extent available, (v) extent of coverage, (vi) annual premiums and (vii) amount of annual premiums that are prepaid or unpaid from prior years) and (b) all claims made under each such policy, other than medical claims by Employees. All of such policies or renewals thereof are in full force and effect and, to the Knowledge of the Seller, except as set forth on Schedule 3.25, will continue in full force and effect with respect to the properties, assets, employees and operations of the Business immediately following the Closing. To the Knowledge of the Seller, nothing has occurred that would render any insurance policy void or unenforceable. The Seller has made available to the Buyer true and complete copies of all such insurance policies and any insurance broker agreements.

Section 3.26  Finders’ Fees. Except for Bear Stearns Asia Limited, whose fees will be paid by the Seller, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Seller or any of its Affiliates who might be entitled to any fee or commission from the Seller or any of its Affiliates in connection with the transactions contemplated hereby.

Section 3.27  Securities Laws. (a)  The Seller has read and fully understands this Agreement and each Ancillary Agreement to which it is a party. The Buyer’s Annual Report on Form 10-K for the fiscal years ended June 26, 2005 and June 25, 2006 and the Buyer’s Quarterly Reports on Form 10-Q for the periods ended September 24, 2006 and December 24, 2006 are publicly available on the SEC’s EDGAR system, and the Seller understands and has evaluated the risks of an investment in the Share Consideration based thereon. The Seller has been given the opportunity to ask questions of, and receive answers from, the Buyer and its Representatives concerning the matters pertaining to the Seller’s investment in the Share Consideration and has been given the opportunity to review such additional information as was necessary to evaluate the merits and risks of an investment in the Share Consideration. The Seller can bear the economic risk of an investment in the Share Consideration.

(b)  The Seller understands that all the Share Consideration will be characterized as “restricted securities” under the Securities Act and other applicable federal and state securities laws (the “Securities Laws”) inasmuch as they are being acquired from the Buyer in a transaction not involving a public offering and that, consequently, the Share Consideration may not be resold without first being registered under the Securities Laws except in certain limited circumstances. Specifically, the Seller is familiar with SEC Rules 144 and 145 and understands, and agrees to comply with, the resale limitations imposed thereby, by the legends described in Section 3.27(e) below and by the Securities Laws generally or cause any other person who has an interest in such Share Consideration to so comply.

(c)  The Seller acknowledges and agrees that, in addition to the restrictions imposed by applicable Securities Laws, the Share Consideration is subject to the terms and conditions of the Shareholders’ and Registration Rights Agreement, including certain restrictions on the Transfer (as such term is defined therein) of the Purchase Price Shares.

(d)  The Seller acknowledges and agrees that certain of the Purchase Price Shares will be deposited with the Escrow Agent in accordance with Section 2.8 to be held pursuant to the Escrow Agreement and that such portion of the Purchase Price Shares is subject to the terms and conditions of the Escrow Agreement, including restrictions on the Transfer (as such term is defined therein) of such portion of the Purchase Price Shares by the Seller for so long as such portion of the Purchase Price Shares is subject to the Escrow Agreement.

(e)  The Seller understands and agrees that the certificates issued to it representing the Share Consideration will bear the following legends and such other legends required by the Shareholders’ and Registration Rights Agreement and as the Buyer may reasonably deem necessary or desirable; provided however, that only the Purchase Price Shares subject to the Escrow Agreement shall bear the first legend identified below:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AN ESCROW AGREEMENT WITH THE ISSUER AND THE ESCROW AGENT NAMED THEREIN (THE “ESCROW AGREEMENT”), A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER, AND WHICH, AMONG OTHER MATTERS, PLACES RESTRICTIONS ON THE DISPOSITION OF THE SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE WILL BE DEPOSITED WITH THE ESCROW AGENT PURSUANT TO THE ESCROW AGREEMENT AND MAY NOT BE OFFERED, EXCHANGED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF (EACH A “TRANSFER”) FOR SO LONG AS THEY ARE SUBJECT TO THE ESCROW AGREEMENT.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR OTHER SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED EXCEPT PURSUANT TO (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IF APPLICABLE, SUCH OTHER SECURITIES LAWS AND FOLLOWING RECEIPT BY THE ISSUER OF A LEGAL OPINION OR NO-ACTION LETTER IN FORM AND SUBSTANCE SATISFACTORY TO IT THAT SUCH TRANSFER IS PERMITTED.”

(f)  The foregoing legends will be removed from a Purchase Price Share certificate at the request of the Seller or another holder thereof in connection with the proposed transfer thereof only upon satisfaction of the Buyer that such legends are no longer required or appropriate, including, in the case of the Securities Laws legend, receipt by the Buyer of an opinion of counsel, in form and substance satisfactory to the Buyer, or a no-action letter from the SEC addressed to the Buyer, to the effect that registration under the Securities Act is unnecessary in respect of such proposed transfer, in reliance upon SEC Rule 144 or 145 or such other available exemption under the Securities Act, and that such legend is not required by law to appear on such certificate.

Section 3.28  Disclosure. To the Seller’s Knowledge, no representation or warranty or other statement made with respect to any of the Transferred Subsidiaries in this Agreement (including its Schedules), any Ancillary Agreement, the Historical Financial Statements or any certificate delivered pursuant to the transactions contemplated by this Agreement and the Ancillary Agreements contains any untrue statement of a material fact or omits to state a material fact necessary to make such representation or warranty or other statement, in light of the circumstances in which it was made, not misleading.

Section 3.29  Customer and Suppliers. (a)  Set forth on Schedule 3.29(a) is a complete and accurate list of the 15 largest customers of the Transferred Subsidiaries, taken as a whole, by revenue for the fiscal year ended March 31, 2006 and for the nine months ended December 31, 2006 (collectively, the “Top Customers”). As of the date hereof, none of the Top Customers has given notice to the Seller or any of its Affiliates that, and the Seller has no Knowledge that, any Top Customer intends to reduce its purchases of goods or services from any Transferred Subsidiaries, to make any modification or change in or to terminate its business relationship with any Transferred Subsidiary, whether or not as a result of the transactions contemplated by this Agreement. Neither the Seller nor any of its Affiliates has had any material disputes with, and no material claims have been made against the Seller or any of its Affiliates or the Business by any Top Customer.

(b)  Set forth on Schedule 3.29(b) is a complete and accurate list of the 10 largest suppliers of the Transferred Subsidiaries, taken as a whole, by expense for the year ended March 31, 2006 and for the nine months ended December 31, 2006 (collectively, the “Top Suppliers”). As of the date hereof, none of the Top Suppliers has given notice to the Seller or any of its Affiliates that, and the Seller has no Knowledge that, any Top Supplier intends to reduce or change the pricing of or any material terms with respect to its supply of goods or services to the Transferred Subsidiaries, or to terminate its business relationship with any Transferred Subsidiary, in each case whether or not as a result of the transactions contemplated by this Agreement. Neither the Seller nor any of its Affiliates has had any material disputes with, and no material claims have been made against the Seller or any of its Affiliates or the Business by, any Top Supplier.

Section 3.30  No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, neither the Seller nor any other Person makes any other express or implied representation or warranty on behalf of the Seller.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

Section 4.1  Organization and Qualification. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. The Buyer is not in administration, receivership or liquidation, and no petition has been presented for its winding-up and there are no grounds on which any petition or application could be based for its winding-up or the appointment of an administrator or receiver over its assets. The Buyer has all requisite corporate or similar power and authority to own and operate its respective properties and assets and to carry on its respective business as currently conducted. The Buyer is duly qualified to do business and, within the United States, is in good standing as a foreign corporation in each jurisdiction where the ownership or operation of its respective properties and assets or the conduct of its respective business requires such qualification.

Section 4.2  Corporate Authorization. The Buyer has full corporate or similar power and authority to execute and deliver this Agreement and each of the Ancillary Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which it is a party has been duly and validly authorized and no additional corporate, shareholder or other similar authorization or consent is required in connection with the execution, delivery and performance by the Buyer of this Agreement or any of the Ancillary Agreements to which it is a party.

Section 4.3  Capital Structure of the Buyer. (a)  The authorized capital stock of the Buyer consists of (i) 200,000,000 shares of Buyer Common Stock, of which 76,602,056 shares were outstanding as of January 5, 2007 and (ii) 3,000 shares of preferred stock, par value $0.01 per share, of which no shares were outstanding as of the close of business as of the date hereof. All of the outstanding shares of the Buyer Common Stock have been duly authorized and validly issued, and are fully paid, and non-assessable. Except as described on Schedule 4.3(a), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements or commitments of any character under which the Buyer is or may become obligated to issue or sell any shares of capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of capital stock or other equity interests, of the Buyer, and no securities or obligations evidencing such rights are authorized, issued or outstanding. To the Knowledge of the Buyer, the outstanding shares of capital stock and other equity interests of the Buyer are not subject to any voting trust arrangement or other contract, agreement or arrangement restricting or otherwise relating to the voting, dividend rights or disposition of such stock or other equity interests. There are no phantom stock or similar rights providing economic benefits based, directly or indirectly, on the value or price of such stock or other equity interests of the Buyer.

(b)  Prior to the Closing, Buyer will have taken all necessary action to permit it to issue or otherwise deliver the Purchase Price Shares to be delivered in connection with the transactions contemplated hereby. Prior to the issuance of any Contingent Payment Shares pursuant to Section 2.10(e), if any, Buyer will take or will have taken all necessary action to permit it to issue or otherwise deliver such Contingent Payment Shares. All Purchase Price Shares to be delivered to Seller at the Closing and any Contingent Payment Shares, when issued and delivered pursuant to Section 2.10(e) hereof, will be validly issued, fully paid, non-assessable and free and clear of all Encumbrances, and no Person will have any preemptive right of subscription or purchase or any other right in respect thereof.

Section 4.4  Consents and Approvals. (a)  No consent, approval, waiver, authorization, notice or filing is required to be obtained by the Buyer from, or to be given by the Buyer to, or made by the Buyer with, any Government Entity (other than (i) the application referred to in Section 5.3(a) or, if the Share Consideration is issued pursuant to Section 5.3(b), filings required pursuant to applicable Securities Laws, which will be made in a timely manner in connection with the issuance of such Shares Consideration and (ii) the submission to the Stamp Office in respect of the Transferred Shares pursuant to Section 5.4(c)) or other Person in connection with the execution, delivery and performance by the Buyer of this Agreement and the Ancillary Agreements to which they are a party.

(b)  Without limiting the foregoing, with respect to PRC competition Laws, (i) the Buyer does not own more than RMB 3,000,000,000 of assets inside the PRC, (ii) the Buyer’s business volume in the PRC market is not more than RMB 1,500,000,000 in the current year, (iii) the Buyer’s and its affiliated enterprises’ market share in the PRC has not reached 20% and, assuming the accuracy of the information provided by the Seller in respect of the Transferred Subsidiaries’ market share in the PRC, will not reach 25% as a result of the transactions contemplated hereby, and (iv) assuming the accuracy of the information provided by the Seller in respect of the Transferred Subsidiaries’ shareholdings in the relevant foreign-funded enterprises, the Buyer will not directly or indirectly hold shares in more than 15 foreign-funded enterprises in the relevant domestic industries as a result of the transactions contemplated hereby.

Section 4.5  Non-Contravention. The execution, delivery and performance by the Buyer of this Agreement and each of the Ancillary Agreements to which they are a party, the consummation of the transactions contemplated hereby and thereby, and the issuance of the Purchase Price Shares and any and all Contingent Payment Shares do not and will not (i) violate any provision of the Memorandum and Articles of Association, Certificate of Incorporation, Bylaws or other similar organizational documents of the Buyer, (ii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation, modification or acceleration (whether after the filing of notice or the lapse of time or both) of any right or obligation of the Buyer under, or a loss of any benefit to which the Buyer is entitled under, any contract, agreement or arrangement to which it is a party or result in the creation of any Encumbrance upon any of its assets or (iii) assuming the receipt of all consents, approvals, waivers and authorizations and the making of notices and filings required to be made or obtained by the Seller, violate or result in a breach of or constitute a default under any Law to which the Buyer is subject.

Section 4.6  Binding Effect. This Agreement, when executed and delivered by the Seller, and each of the Ancillary Agreements to which the Buyer is a party, when executed and delivered by the other parties thereto, will constitute a valid and legally binding obligation of the Buyer enforceable against it in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

Section 4.7  Finders’ Fees. Except for CIBC World Markets, whose fees will be paid by the Buyer, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Buyer or any Affiliate of the Buyer who might be entitled to any fee or commission from the Buyer in connection with the transactions contemplated hereby.

Section 4.8  Buyer Reports; Financial Statements. Since January 1, 2006, the Buyer has timely filed with the SEC all registration statements, reports, proxy statements or information statements required to be filed by the Buyer, including (a) the Buyer’s Annual Report on Form 10-K for the fiscal year ended June 25, 2006 and (b) the Buyer’s Quarterly Reports on Form 10-Q for the periods ended December 25, 2005, March 26, 2006, September 24, 2006 and December 24, 2006 and all other reports or documents required to be filed by the Buyer pursuant to Section 13(a) or 15(d) of the Exchange Act since the filing of the most recent Buyer’s Quarterly Report on Form 10-Q, which are publicly available on the SEC’s EDGAR system (collectively, including any such reports filed subsequent to the date hereof, the “Buyer Reports”), all of which were timely filed and have been prepared in accordance, and comply, in all material respects with the applicable requirements under the Securities Law, and the Buyer has made available to the Seller all such Buyer Reports. As of their respective dates (or, if amended, as of the date of such amendment or, if superseded by a subsequent Buyer Report filed prior to the date hereof, as of the date of such subsequent Buyer Report), the Buyer Reports did not, and any Buyer Reports filed with the SEC subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Buyer Reports (including the related notes and schedules) fairly presents, or will fairly present, in all material respects, the consolidated financial position of the Buyer and its Subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Buyer Reports (including any related notes and schedules) fairly presents, or will fairly present, in all material respects, the results of operations, retained earnings and changes in financial position, as the case may be, of the Buyer and its Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with U.S. GAAP consistently applied during the periods involved, except as may be noted therein.

Section 4.9  Litigation and Claims. There is no civil, criminal or administrative notice, action, suit, demand, claim, hearing, proceeding, notice of violation, inquiry or investigation from, by or before any Government Entity pending or, to the Knowledge of the Buyer, threatened against the Buyer that, individually or in the aggregate, would impair or delay the ability of the Buyer to effect the Closing. The Buyer is not subject to any order, writ, judgment, award, injunction or decree of any court or governmental or regulatory authority of competent jurisdiction or any arbitrator or arbitrators that, individually or in the aggregate, would impair or delay the ability of the Buyer to effect the Closing.

Section 4.10  Books and Records. Each of the Buyer and its Affiliates maintains complete and accurate books of accounts and records reflecting in accordance with U.S. GAAP all material items of income and expense, all material transactions and all material assets and liabilities required to be reflected therein in accordance with applicable Law and U.S. GAAP and maintained in accordance with sound business practices.

Section 4.11  Undisclosed Liabilities. To the Buyer’s Knowledge, neither the Buyer nor any of its Affiliates has any material liability of any nature, whether accrued, absolute, or contingent, other than (a) liabilities that are properly and accurately reflected (or adequately reserved against) on its consolidated balance sheets (or the notes thereto), (b) liabilities incurred in the Ordinary Course since December 24, 2006, or (c) liabilities incurred in the Ordinary Course that are not required to be reflected in the balance sheets under U.S. GAAP.

Section 4.12  Absence of Changes. Since December 24, 2006, the Buyer has conducted its business only in the Ordinary Course, and the Buyer has not experienced any event or condition and, to the Buyer’s Knowledge, no event or condition is threatened that, individually or in the aggregate, has had or is reasonably likely to have a Buyer Material Adverse Effect.

Section 4.13  Availability of Funds. The Buyer has available, and will have available on the Closing Date, sufficient funds to enable the Buyer to consummate the Transaction and to pay all of the Cash Purchase Price and Buyer’s fees and expenses in connection with this Agreement and the transactions contemplated hereby. No action or proceeding has been commenced by or against the Buyer under any bankruptcy Law of any relevant jurisdiction for the relief of debtors or for the enforcement of the rights of creditors.

Section 4.14  No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither the Buyer nor any other Person makes any other express or implied representation or warranty on behalf of the Buyer.

ARTICLE V

COVENANTS

Section 5.1  Access and Information. (a) From the date hereof until the Closing, the Seller shall (i) afford the Buyer and its Representatives reasonable access, at all reasonable times during regular business hours and upon reasonable advance notice, to the Employees and the properties, manufacturing facilities, assets, systems, Tax Returns, Books and Records and contracts of the Business (other than the Excluded Business), (ii) furnish, or cause to be furnished, to the Buyer (A) copies of all Books and Records, contracts and other existing documents and (B) additional financial, operating and other data and information, in each case as the Buyer from time to time reasonably requests and (iii) instruct the Employees, and its counsel and financial advisors to cooperate with the Buyer in its investigation of the Business (other than the Excluded Business), including instructing its accountants to give the Buyer access to their work papers; provided, however, that in no event shall the Buyer have access to any information that (x) based on advice of the Seller’s counsel, would create any potential Liability under applicable Laws, including U.S. Antitrust Laws or (y) in the reasonable judgment of the Seller, would (A) result in the disclosure of any trade secrets of third parties or (B) violate any obligation of the Seller with respect to confidentiality so long as, with respect to confidentiality, the Seller has made reasonable efforts to obtain a waiver regarding the possible disclosure from the third party to whom it owes an obligation of confidentiality. No investigation pursuant to this Section 5.1(a) shall alter any representation or warranty given hereunder by the Seller. All requests for information made pursuant to this Section 5.1(a) shall be directed to Richard Y.T. Sy or such Person or Persons as may be designated by the Seller. All information received pursuant to this Section 5.1(a) shall be governed by Section 5.11 and the Confidentiality Agreement.

(b)  Following the Closing, upon the request of the other party, the Seller and the Buyer shall, to the extent permitted by Law and confidentiality obligations existing as of the Closing Date, grant to the other party and its Representatives during regular business hours and subject to reasonable rules and regulations of the granting party, the right, at the expense of the non-granting party, to inspect and copy the books, records and other documents in the granting party’s possession pertaining to the operation of the Business (other than the Excluded Business) prior to the Closing (including books of account, records, files, invoices, correspondence and memoranda, customer and supplier lists, data, specifications, insurance policies, operating history information and inventory records). In no event shall either party have access to the consolidated, combined or unitary federal, state or local Tax Returns of the other party; provided, however, that the Seller shall, if requested by the Buyer, prepare pro forma returns for periods ending on or prior to the Closing Date with respect to the Company or any other Transferred Subsidiary.

(c)  The Buyer agrees to retain all Books and Records in existence on the Closing Date for at least three years following the Closing in accordance with its normal retention policies and to make personnel of the Buyer available to the Seller to the extent in each case that such access is reasonably related to any Excluded Assets or Excluded Liabilities or otherwise necessary for the Seller in connection with this Agreement (including confirmation of Actual EBITDA for the purpose of Contingent Payments), any Ancillary Agreement or any applicable Law.

Section 5.2  Conduct of Business Prior to the Closing. During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or as the Buyer otherwise agrees in writing in advance, the Seller shall conduct, and shall cause its Affiliates to conduct, the Business in the Ordinary Course and use commercially reasonable efforts to preserve intact the Business and its relationship with its customers, sales representatives, suppliers, distributors, creditors, employees and other third parties with which the Seller or any of its Affiliates transacts business. During the period from the date hereof to the Closing, except as otherwise contemplated by this Agreement or as the Buyer shall otherwise consent (which consent shall not be unreasonably withheld), the Seller shall not, and shall cause each of its Affiliates not to, with respect to the Business:

(a)  incur, create or assume any Encumbrance on any of its assets except a Permitted Encumbrance;

(b)  sell, lease, license, transfer or dispose of any assets other than the sale of Products in the Ordinary Course and the transfer of the Excluded Assets contemplated by Section 2.1(a);

(c)  terminate, extend or modify any Material Contract, other than pursuant to Section 5.14 and with respect to the agreements described in Section 6.2(o) and Section 6.2(p);

(d)  enter into any Contract, arrangement or commitment other than in the Ordinary Course or pursuant to Section 6.2(o) and Section 6.2(p);

(e)  declare, set aside, make or pay any dividend, bonus or other distribution on any shares of capital stock or other equity interests in the Transferred Subsidiaries, other than a dividend by the Company up to an aggregate amount no greater than the Book Cash Balance as of the Business Day immediately preceding the Closing Date;

(f)  amend the Memorandum and Articles of Association, Certificate of Incorporation, Bylaws or other similar organizational documents of the Transferred Subsidiaries;

(g)  make any change in the accounting methods, policies, practices and procedures of any of the Transferred Subsidiaries, except insofar as may be required by a generally applicable change in Hong Kong GAAP;

(h)  issue, sell, pledge, transfer, dispose of or Encumber any shares of capital stock or other equity interests in the Transferred Subsidiaries or securities convertible into or exchangeable for any such shares or equity interests, or any rights, warrants, options, calls or commitments to acquire any such shares, equity interests or other securities;

(i)  split, combine, subdivide, reclassify or redeem, or purchase or otherwise acquire, any outstanding securities of the Transferred Subsidiaries;

(j)  dispose of or permit to lapse any rights in, to or for the use of any Intellectual Property Related to the Business other than in the Ordinary Course, or disclose to any Person not an Employee any Intellectual Property Related to the Business not heretofore a matter of public knowledge, except pursuant to judicial or administrative process;

(k)  enter into, establish, adopt, terminate, amend, modify or renew (or communicate in writing or orally any intention to take such action) any arrangement that would have been a Compensation Plan had it been established at the time of this Agreement, or grant any salary, wage or other compensation increase, increase any wage, payment, benefit or perquisite (including by making any incentive or bonus payments), or forgive any outstanding loans or extensions of credit to any Employee or any other service provider, except (i) for changes that may be required by applicable Law; provided, however, that the Buyer is consulted in advance of such change, and (ii) to satisfy contractual obligations to the extent existing as of the date hereof that are listed on Schedule 5.2(k);

(l)  take any action to accelerate the payment, funding or vesting of any pension, retirement, savings, profit sharing, deferred compensation, severance, consulting, bonus, group insurance or other compensation or benefits payable thereunder;

(m)  assume or enter into any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization relating to the Business;

(n)  (i) incur any additional Indebtedness or issue any debt securities or assume, guarantee or endorse any material obligations of any other Person other than Indebtedness incurred in the Ordinary Course that is repaid or released pursuant to Section 5.15 as if expressly set forth on Schedule 3.23(b), or (ii) make any material loans, advances or capital contributions to, or investments in, any other Person (other than customary loans or advances to employees in amounts not material to the maker of such loan or advance and the capital contribution contemplated by Section 5.19);

(o)  settle any material pending or threatened claims, actions, arbitrations, disputes or other proceedings;

(p)  accelerate the delivery or sale of Products or offer discounts on sale of Products or premiums on purchase of raw materials other than in the Ordinary Course;

(q)  make any capital expenditure other than capital expenditures in the Ordinary Course and consistent with the capital expenditure budget of the Company set forth on Schedule 5.2(q) or cease to make any such budgeted capital expenditure;

(r)  permit any Transferred Subsidiary to adopt a plan of complete or partial liquidation or authorize or undertake a dissolution, consolidation, restructuring, recapitalization or other reorganization, other than as contemplated by Section 2.1(a);

(s)  (i) make or rescind any election relating to Taxes of the Company or any other Transferred Subsidiary; (ii) file any material amended income Tax Return of, or claim for refund for, the Company or any other Transferred Subsidiary; (iii) make any material change in any method of accounting, keeping of books of account or accounting practices or in any material method of Tax accounting of the Company or any other Transferred Subsidiary unless required by Hong Kong GAAP or applicable Law; or (iv) enter into or agree to any private letter ruling, closing agreement or similar ruling or agreement with the Internal Revenue Service or any other taxing authority or settle any audit or proceeding with respect to an amount of Taxes owed by the Company or any other Transferred Subsidiary;

(t)  acquire (by merger, consolidation or acquisition of shares or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

(u)  cancel, waive, release, discount or compromise any material debt or claim or waive any rights of material value to the Business without the Business receiving a realizable benefit of similar or greater value, or voluntarily suffer any extraordinary loss;

(v)  terminate or permit to lapse any Governmental Authorization;

(w)  do any other act that would cause any representation or warranty of the Seller in this Agreement to be or become untrue in any material respect or intentionally omit to take any action necessary to prevent any such representation or warranty from being untrue in any material respect at such time; or

(x)  authorize or enter into any agreement or commitment with respect to any of the foregoing.

Section 5.3  Fairness Hearing Application. (a) Within five Business Days after the date hereof, the Buyer shall file an application with the Administrator pursuant to Section 78A-30 of the General Statutes of North Carolina requesting a hearing upon the terms and conditions of the Transaction to be held as soon as practicable after the filing of such application and taking all actions necessary or appropriate to comply with the requirements set forth therein, in order to cause the issuance of the Share Consideration to be exempt from registration under applicable Securities Laws. The Seller shall furnish to the Buyer the information to be included in such application. The Seller and the Buyer will respond to any comments from the Administrator and use their commercially reasonable efforts to obtain an order of approval from the Administrator (the “North Carolina Permit”) and have it granted as soon as practicable after such filing. Neither of the parties to this Agreement shall make at such hearing, or include in any information supplied with such application or distributed at such hearing, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)  If the Administrator shall not have granted a North Carolina Permit within 45 days after the date of this Agreement and the Agreement has not been terminated pursuant to Article VIII hereof, the Buyer in its sole and absolute discretion may issue the Share Consideration as restricted securities in a private placement in accordance with applicable Securities Laws. If the Administrator shall not have granted a North Carolina Permit within 60 days after the date of this Agreement and the Agreement has not been terminated pursuant to Article VIII hereof, the Buyer shall issue the Share Consideration as restricted securities in a private placement in accordance with applicable Securities Laws. The Shareholders’ and Registration Rights Agreement contains, among other things, various additional representations and undertakings necessary in order to enable the Buyer to utilize a private placement exemption under the Securities Act and certain obligations of the Buyer to file one or more registration statements on Form S-3 (or any successor form) under the Securities Act with respect to the Share Consideration, subject to the terms of the Shareholders’ and Registration Rights Agreement, at the Buyer’s expense. The Buyer shall take any action required to be taken under Securities Laws in connection with the issuance of any Share Consideration.

(c)  The Seller and the Buyer shall cooperate with each other and shall furnish to the other party all information necessary or desirable in connection with the making of an application to the Administrator. Either party shall promptly inform the other party of any communication with, and any proposed understanding, undertaking or agreement with, any Government Entity regarding any such application. Neither the Seller nor the Buyer shall participate in any meeting with any Government Entity in respect of any such application without giving the other party prior notice of the meeting. The parties will consult and cooperate with one another in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of either party in connection with the making of an application to the Administrator, including, with respect to making a particular filing, by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, giving due consideration to all reasonable additions, deletions or changes suggested in connection therewith.

Section 5.4  Tax Matters. (a)  Liability and Indemnity for Taxes.

(i)  The Seller shall be liable for and shall indemnify the Buyer for (A) all Taxes imposed on the Transferred Subsidiaries or for which the Transferred Subsidiaries may otherwise be liable for any taxable periods, or portions thereof, ending on or before the Closing Date, (B) Losses directly or indirectly relating to or arising out of any liability for Taxes imposed on the Transferred Subsidiaries or for which the Transferred Subsidiaries may otherwise be liable, for the taxable periods, or portions thereof, ended on or before the Closing Date, (C) the Transfer Taxes for which the Seller is liable pursuant to Section 5.4(e), (D) Taxes imposed on the Seller or any of its Affiliates (other than the Company and the other Transferred Subsidiaries), and (E) Taxes arising as a result of the failure of the representations in Section 3.9 to be true.

(ii)  To the extent necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Closing Date, the determination of the Taxes for the portion of the year or period ending on, and the portion of the year or period beginning after, the Closing Date shall be determined by assuming that the taxable year or period ended as of the close of business on the Closing Date, except that those annual property taxes and similar Taxes and exemptions, allowances or deductions that are calculated on an annual basis shall be prorated on a timely basis.

(b)  Tax Returns. The Seller shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and the other Transferred Subsidiaries for taxable years or periods ending on or before the Closing Date and shall pay any Taxes due in respect of such Tax Returns, and the Buyer shall file or cause to be filed when due all Tax Returns that are required to be filed by or with respect to the Company and the other Transferred Subsidiaries for taxable years or periods ending after the Closing Date. The Seller shall pay the Buyer the Taxes for which the Seller is liable pursuant to Section 5.4(a) (but which are payable with Tax Returns to be filed by the Buyer pursuant to the previous sentence) within 10 days prior to the due date for the filing of such Tax Returns, and the Buyer shall timely pay, and indemnify the Seller for, all other Taxes imposed on the Transferred Subsidiaries for the periods, or portions thereof, ending after the Closing Date.

(c)  Contest Provisions.

(i)  The Buyer shall promptly notify the Seller in writing upon receipt by the Buyer or any of its Affiliates of notice of any pending or threatened federal, state, local or foreign income or franchise tax audits or assessments that may affect the Tax Liabilities of the Company or any of the other Transferred Subsidiaries for which the Seller would be required to indemnify the Buyer pursuant to Section 5.4(a); provided, however, that failure to comply with this provision shall not affect the Buyer’s right to indemnification hereunder, except to the extent that the Seller is materially prejudiced by such failure.

(ii)  The Seller shall be entitled to participate at its own expense in the defense of any claim for Taxes for which the Seller may be required to indemnify the Buyer under Section 5.4(a). Neither the Buyer nor the Transferred Subsidiaries may agree to settle any tax claim for the portion of the year or period ending on the Closing Date that may be the subject of indemnification by the Seller under Section 5.4(a) without the prior written consent of the Seller (such consent not to be unreasonably withheld or delayed).

(d)  Information. The Seller and the Buyer agree to furnish or cause to be furnished to the Buyer or the Seller, as applicable, promptly upon reasonable request, reasonable information and assistance relating to the Transferred Subsidiaries as the Buyer or the Seller, as the case may be, reasonably deems necessary in connection with the filing of any Tax Returns, the preparation for any audit by any taxing authority, the response to any inquiry by a taxing authority, the mailing or filing of any notice and the prosecution or defense of any claim, suit or proceeding relating to any Tax Returns or any other filing required to be made with any taxing authority or any other matter related to Taxes.

(e)  Transfer Taxes. Any excise, sales, use, value-added, transfer, stamp, documentary or other similar Taxes and fees (collectively, the “Transfer Taxes”), that are payable or that arise as a result of the consummation of the transactions between the Seller and the Buyer contemplated by this Agreement, and any recording or filing fees with respect thereto, will be shared equally by the Seller and the Buyer. The party that has the primary legal responsibility for the payment of any particular Transfer Tax shall prepare and timely file all relevant Tax Returns required to be filed in respect of such Transfer Tax and pay the Transfer Tax shown on such Tax return. The parties hereto agree that, as soon as practicable after the Closing (but in any event within two days after the execution thereof by the Buyer or, if the second day thereafter is not a Business Day, on the immediately succeeding Business Day), the bought and sold notes and instruments of transfer in respect of the Transferred Shares shall be submitted by the counsel designated by the Buyer to the Stamp Office for adjudication. Each of the Buyer and the Seller shall cooperate with the other in submitting necessary documentation for such adjudication and shall provide to the Buyer’s counsel a check in favor of “The Government of the Hong Kong Special Administrative Region” equal to one half of the total Transfer Taxes payable pursuant to such adjudication immediately on demand by the Buyer’s counsel.

(f)  Adjustment to Cash Purchase Price. To the extent allowed under applicable Law, any payment by the Buyer or the Seller under this Section 5.4 will be an adjustment to the Cash Purchase Price.

(g)  Survival of Obligations. The obligations of the parties set forth in this Section 5.4 shall remain in effect until the expiration of the applicable statute of limitations.

Section 5.5  Employee Benefits. (a) The Seller shall cooperate with the Buyer in making any and all appropriate government filings, giving employee notices or taking any other actions reasonably necessary to maintain, amend, terminate and administer the Compensation Plans as the Buyer deems fit, subject to Section 5.5(d).

(b)  Prior to making any written or oral communications to any Employee pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Seller shall provide the Buyer with a copy of the intended communication, the Buyer shall have a reasonable period of time to review and comment on the communication, and the Buyer and the Seller shall cooperate in providing any such mutually agreeable communication.

(c)  At least five Business Days prior to the Closing Date, the Seller shall have delivered to the Buyer evidence satisfactory to the Buyer that, with respect to any “payments” (as defined under Section 280G of the Code) that are contingent on a change of ownership or effective control of a corporation (or contingent on a change in the ownership of a substantial portion of the assets of a corporation) such payments are not “parachute payments” (as defined under Section 280G of the Code), including, as appropriate, evidence that the Seller’s shareholders have approved such payments in accordance with the shareholder approval requirements of Section 280G of the Code.

(d)  The Buyer agrees that, during the period commencing on the Closing Date and ending on the third anniversary thereof, the Employees of the Transferred Subsidiaries will continue to be provided with compensation and benefit opportunities that are no less favorable in the aggregate than those currently provided by the Seller or any Transferred Subsidiary, as the case may be, to such Employees. The Buyer will cause any employee benefit plans that the Employees of the Transferred Subsidiaries are eligible to participate in to take into account for purposes of eligibility and vesting thereunder, except for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits, their service with the Seller or the relevant Transferred Subsidiary, as the case may be, as if such service were with the Buyer, to the same extent such service was credited to such Employee under a comparable plan of the Seller or the relevant Transferred Subsidiary.

(e)  Nothing in this Section 5.5, express or implied, is intended to confer upon any Person other than the Buyer, the Seller, the Indemnified Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 5.6  Ancillary Agreements. At the Closing, the Seller and its Affiliates shall execute each Ancillary Agreement to which it is a party (other than the Shareholders’ and Registration Rights Agreement), and the Buyer shall execute and deliver each of the Ancillary Agreements to which it is a party (other than the Shareholders’ and Registration Rights Agreement).

Section 5.7  Non-Solicitation/Non-Competition. (a)  Other than as set forth in the Transition Services Agreement, the Seller agrees that, for the period commencing on the Closing Date and expiring on the third anniversary of the Closing Date, neither it nor any of its Affiliates will directly or indirectly (i) induce or encourage Richard Y.T. Sy to voluntarily terminate his employment with the Company, to revoke or terminate the Executive Agreements or to accept any position or employment with any Person other than the Company and/or the Buyer, (ii) solicit for employment or any similar arrangement any Employee or any employee of the Buyer or the Buyer’s Affiliates, or (iii) hire or assist any other Person in hiring any such employee; provided, however, that this Section 5.7(a) shall not apply to Employees or any employee of the Buyer or any of its Affiliates who have left the employment of the Transferred Subsidiaries, the Buyer or any of its Affiliates and shall not prohibit general solicitations for employment through advertisements or other means.

(b)  The Buyer agrees that, other than with respect to the Transferred Employees, for the period commencing on the Closing Date and expiring on the third anniversary of the Closing Date, neither it nor any of its Affiliates will directly or indirectly (i) induce or encourage or solicit any employee of the Seller or its Affiliates to leave such employment or to accept any other position or employment with the Buyer or any of its Affiliates or (ii) hire or assist any other Person in hiring any such employee; provided, however, that this Section 5.7(b) shall not apply to employees who have left the employment of the Seller or any of its Affiliates and shall not prohibit general solicitations for employment through advertisements or other means.

(c)  The Seller agrees that, for the period commencing on the Closing Date and expiring on the third anniversary of the Closing Date, neither it nor any of its Affiliates shall engage, either directly or indirectly, alone or with others, as general partners, shareholders, employees or otherwise in a business, other than that of the Buyer and its Affiliates, that engages in or owns or controls a significant interest in any entity that engages in, in either case, the development, manufacture or sale of LED lamps or in any business that competes with the Business (together, a “Competing Business”); provided, however, that nothing in this Section 5.7(c) shall preclude the Seller or its Affiliates from owning up to 5% of any Person engaged in a Competing Business or from operating the Excluded Business.

Section 5.8  Further Assurances. From time to time after the Closing Date, each party hereto shall, and shall cause its Affiliates to, promptly execute, acknowledge and deliver any other assurances or documents or instruments of transfer reasonably requested by the other party hereto and necessary for the requesting party to satisfy its obligations hereunder or to obtain the benefits of the transactions contemplated hereby. Without limiting the generality of the foregoing, to the extent that the Buyer or the Seller discovers prior to or following the Closing that any of the Transferred Assets was not transferred as of the date hereof or, in the case of the Registered Intellectual Property, as of the Closing, the Seller shall, or shall cause its respective Affiliates to, promptly assign and transfer to a Transferred Subsidiary all right, title and interest in such asset.

Section 5.9  No Shop. (a) Until the earlier of the termination of this Agreement and the Closing, the Seller shall not, and shall cause its Affiliates and their respective Representatives not to, directly or indirectly, (i) solicit any inquiries or proposals, or enter into any discussions, negotiations, understandings, arrangements or agreements, relating to the direct or indirect disposition, whether by sale, merger or otherwise, of all or any portion of the Transferred Shares or the Business to any Person other than the Buyer or its Affiliates or (ii) knowingly disclose, directly or indirectly, to any Person any confidential information concerning the Company, its Subsidiaries or the Business except as necessary to conduct the Business in the Ordinary Course. If the Seller or any of its Affiliates receives an offer for such a transaction, the Seller will provide the Buyer with notice thereof as soon as practicable after receipt thereof, which notice may, in the Seller’s sole discretion, include the identity of the prospective buyer or soliciting party.

(b)  The parties acknowledge that there may be no adequate remedy at law for a breach of Section 5.9(a) and that money damages may not be an appropriate remedy for breach of such Section. Therefore, the parties agree that the Buyer has the right to injunctive relief and specific performance of Section 5.9(a) in the event of any breach of such Section in addition to any rights it may have for damages, which shall include out-of-pocket expenses, loss of business opportunities and any other damages, direct and indirect, consequential, punitive or otherwise. The remedies set forth in this Section 5.9(b) are cumulative and shall in no way limit any other remedy either party hereto has at law, in equity or pursuant hereto.

Section 5.10  Notification. From the date hereof until the Closing, (i) the Seller shall promptly notify the Buyer in writing if the Seller or any of its Affiliates becomes aware of any fact or condition that causes or constitutes a breach of any of the representations and warranties of the Seller as of the date of this Agreement, or if the Seller or any of its Affiliates becomes aware of the occurrence after the date of this Agreement of any fact or condition that could (except as expressly contemplated herein) cause or constitute a breach of any of the representations and warranties of the Seller had such representation and warranty been made as of the time of occurrence or discovery of such fact or condition, and (ii) the Buyer shall promptly notify the Seller in writing if the Buyer or any of its Representatives becomes aware of any such fact, condition or occurrence with respect to the representations and warranties of the Seller. During the same period, (A) the Seller shall promptly notify the Buyer of the occurrence of any breach of any covenant, agreement, undertaking or obligation of the Seller contained in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Article VI impossible or not reasonably likely, and (B) the Buyer shall promptly notify the Seller of the occurrence of any breach of any covenant, agreement, undertaking or obligation of the Seller contained herein or of the occurrence of any event that may make the satisfaction of the condition in Article VI impossible or not reasonably likely. Notwithstanding anything herein to the contrary, if either party fails to timely perform any of its notification obligations under this Section 5.10, such party’s rights hereunder shall only be affected to the extent such failure has a material prejudicial effect on the defenses or rights of the other party.

Section 5.11  Confidentiality. (a)  The Seller shall, and shall cause its Affiliates to, treat as confidential and shall safeguard any and all information, knowledge and data included in the assets of each Transferred Subsidiary, in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as the Seller or its Affiliates used with respect thereto prior to the execution of this Agreement.

(b)  The Buyer shall treat as confidential and shall safeguard any and all information, knowledge or data included in any information relating to the business of the Seller and its Affiliates other than the Business that becomes known to the Buyer as a result of the transactions contemplated by this Agreement except as otherwise agreed to by the Seller in writing, in each case by using the same degree of care, but no less than a reasonable standard of care, to prevent the unauthorized use, dissemination or disclosure of such information, knowledge and data as the Buyer used with respect to its own confidential information; provided, however, that nothing in this Section 5.11(b) shall prevent the disclosure of any such information, knowledge or data to any Representatives of the Buyer who reasonably need to know such information for the purposes of negotiating this Agreement and carrying out the transactions contemplated hereby.

(c)  The Buyer and the Seller acknowledge that the confidentiality obligations set forth herein shall not extend to information, knowledge and data that is publicly available or becomes publicly available through no act or omission of the party owing a duty of confidentiality, or becomes available on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by such party to be bound by a confidentiality agreement with or other obligations of secrecy to the other party or required to be disclosed by a Government Entity.

(d)  In the event of a breach of the obligations hereunder by the Buyer or the Seller, the other party, in addition to all other available remedies, will be entitled to injunctive relief to enforce the provisions of this Section 5.11 in any court of competent jurisdiction.

Section 5.12  Intellectual Property Non-Assertion. The Seller agrees that neither it nor any of its Affiliates shall assert any claim against the Buyer or any of its Affiliates or any of their employees or contractors (acting within the scope of their employment) or their successors or assigns in connection with the infringement, misappropriation, dilution, impairment or violation of any Intellectual Property rights Related to the Business of the Seller or any of its Affiliates as of the Closing Date.

Section 5.13  Additional Financial Statements. The Seller will prepare and furnish to the Buyer as soon as they become available, and in any event, not later than 20 days after the end of each month, unaudited pro forma balance sheets and unaudited pro forma income statement for the Business for each full monthly period prior to the Closing and for the then current year-to-date. The Seller will prepare each of the additional unaudited financial statements on a proper and consistent basis in accordance with Hong Kong GAAP, and shall cooperate with the Buyer in good faith to provide such other financial information as the Buyer requires to fulfill its reporting obligations under the Securities Laws. At the Buyer’s request and in accordance with the Buyer’s instructions, the Seller will cause the Company Accounting Firm to prepare a reconciliation to U.S. GAAP of the audited consolidated income statement for the Company and its Subsidiaries for the nine months ended December 31, 2006; provided, however, that the costs of the Company Accounting Firm in connection with such reconciliation shall be borne by the Buyer.

Section 5.14  Intercompany Contracts and Accounts. Except as otherwise provided in this Agreement or set forth on Schedule 5.14, the Seller shall take all actions necessary to terminate, prior to or concurrent with the Closing, all Contracts between the Transferred Subsidiaries, on the one hand, and the Seller or any of its Affiliates (other than the Transferred Subsidiaries), on the other hand. From and after the date hereof, the Seller and its Affiliates (other than the Transferred Subsidiaries) shall conduct all transactions with the Transferred Subsidiaries only in the Ordinary Course, except as contemplated by this Agreement. At least five Business Days prior to the Closing, the Seller shall prepare and deliver to the Buyer a statement setting out, in reasonable detail, the calculation of all accounts between the Transferred Subsidiaries, on the one hand, and the Seller or any of its Affiliates (other than the Transferred Subsidiaries), on the other hand, and, to the extent requested by the Buyer, provide the Buyer with supporting documentation to verify the underlying intercompany accounts and transactions. The net amount of such intercompany accounts shall be paid in full by cash payment from the Seller to the Transferred Subsidiaries or from the Transferred Subsidiaries to the Seller, as the case may be, prior to the Closing.

Section 5.15  Payment of Indebtedness. The Seller shall, or shall cause its Affiliates to (a) pay all Indebtedness of the Transferred Subsidiaries, including the Indebtedness set forth on Schedule 3.23(b), such that no penalty will be payable or contingent liability in existence after the Closing Date and (b) cause all Encumbrances in connection with such Indebtedness to be released, in each case prior to the Closing. The Seller shall provide to the Buyer as soon as it becomes available evidence satisfactory to the Buyer of such payment and release.

Section 5.16  Certificate of Outstanding Buyer Common Stock. On or before the fifth Business Day following the date hereof, the Buyer shall deliver to the Seller a certificate, signed by a duly authorized officer of the Buyer, specifying the number of shares of Buyer Common Stock outstanding as at the close of the Nasdaq Global Market’s trading day immediately preceding the date hereof and the relevant Average Closing Price and certifying that, to the Buyer’s Knowledge, such number and such price are true and correct.

Section 5.17  Listing of Additional Shares. Prior to the Closing Date, the Buyer shall file with the Nasdaq Global Market, to the extent required, a Notification Form for Listing of Additional Shares with respect to the Purchase Price Shares. Prior to the issuance of any Contingent Payment Shares, if any, the Buyer shall file with the Nasdaq Global Market, to the extent required, a Notification Form for Listing of Additional Shares with respect to such Contingent Payment Shares.

Section 5.18  D&O Insurance. For a period of three years after the Closing Date, the Buyer shall use commercially reasonable efforts to maintain in effect directors’ and officers’ liability insurance covering the directors and officers of the Company and the other Transferred Subsidiaries on terms customary in the relevant industry and jurisdiction.

Section 5.19  Capital Contribution. Prior to the Closing, the Seller will cause the Company to make the outstanding capital contribution of $750,000 to COTCO Opto Technology (Shanghai) Ltd.

Section 5.20  System Back-Up. The Seller shall, or shall cause its Affiliates to, undertake a complete system back-up of the historical data of the Business on tape or disk and to deliver such tape or disk to the Buyer on or before the Closing.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1  Conditions to the Obligations of the Buyer and the Seller. The obligations of the parties hereto to effect the Closing are subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

(a)  No Prohibition. No Law shall be in effect prohibiting the Transaction.

(b)  Consents and Approvals. All Seller Required Approvals set forth on Schedule 3.4(a)(i), other than such Seller Required Approvals to be obtained, given or made after the Closing, shall have been obtained, given or made and be in full force and effect.

Section 6.2  Conditions to the Obligations of the Buyer. The obligation of the Buyer to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

(a)  Representations and Warranties. Each of the representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects (except those representations and warranties qualified by “materiality” or words of similar meaning, which must be true and correct in all respects) as of the date hereof and as of the Closing as if made on and as of the Closing (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(b)  Covenants. Each of the covenants and agreements of the Seller to be performed on or prior to the Closing shall have been duly performed in all material respects.

(c)  Ancillary Agreements. The Seller and its Affiliates shall have executed and delivered each Ancillary Agreement to which it is a party (other than the Shareholders’ and Registration Rights Agreement).

(d)  Consents. All Seller Required Approvals set forth on Schedule 3.4(a)(ii) shall have been given or obtained.

(e)  Certificate. The Buyer shall have received a certificate, signed by a duly authorized officer of the Seller and dated the Closing Date, to the effect that the conditions set forth in Sections 6.2(a), 6.2(b) and 6.2(d) have been satisfied.

(f)  Approval of Issuance of Share Consideration. Unless the Buyer shall issue the Share Consideration in accordance with Section 5.3(b), the Buyer shall have received the North Carolina Permit approving the terms and conditions of the Transaction (including the issuance of the Share Consideration as set forth herein) and the fairness of such terms and conditions after a hearing upon the fairness thereof pursuant to Section 78A-30 of the General Statutes of North Carolina.

(g)  No Proceedings. There shall not be pending or threatened by or before any Government Entity any suit, action or proceeding challenging or seeking to restrain, limit or prohibit any transactions contemplated by this Agreement or seeking to obtain from the Buyer in connection with the transactions contemplated by this Agreement any damages or commitments or seeking to prohibit or limit the ownership, operation or control by the Buyer or any of its Affiliates of any portion of the business or assets of the Buyer (including the Business) or any of its Affiliates.

(h)  Legal Opinion. The Buyer shall have received an opinion of counsel to the Seller, in form and substance reasonably satisfactory to the Buyer, regarding the matters set forth in Exhibit 6.2(h).

(i)  Restructuring. The Seller and its Affiliates shall have consummated the transactions set forth in Section 2.1(a).

(j)  No Parachute Payments. The Buyer shall have received evidence if and as required by Section 5.5(c) within the time period specified therein.

(k)  Retention of Richard Y.T. Sy. Richard Y.T. Sy shall not have voluntarily terminated his employment with, or been terminated for cause by, the Company and shall not have become unable to perform his employment duties, in each case on or prior to the Closing. The Buyer shall have received from Richard Y.T. Sy an executed counterpart of each of the Executive Agreements.

(l)  Paul Lo Agreement. The Buyer shall have received from Paul Lo Chung Wai an executed counterpart of the Paul Lo Agreement.

(m)  Resignations. The Buyer shall have received evidence that each director and officer of the Transferred Subsidiaries has resigned effective as of the Closing.

(n)  Payment of Indebtedness. The Buyer shall have received the evidence specified in Section 5.15.

(o)  Logistics Services Agreement. The Company shall have entered into a subcontracting agreement for logistics services with In Touch Transportation Co., Ltd. on substantially the same terms and conditions as are currently provided by In Touch Transportation Co., Ltd. to the Seller.

(p)  Software License and Support Agreement. The Company shall have entered into a software license and support agreement with TimeLink Technology Ltd. for an annual fee no greater than HK$1,400,000 and on substantially the same terms and conditions as are currently provided by TimeLink Technology Ltd. to the Seller.

(q)  Transferred Employees. At least 36 of the Transferred Employees shall have entered into employment agreements with the Company, shall not have revoked or terminated (or indicated their intention to revoke or terminate) such employment agreements or otherwise voluntarily terminated their respective employment (or been terminated for cause) with the Company, and shall not have become unable to perform their respective employment duties, in each case as of the Closing Date.

Section 6.3  Conditions to the Obligations of the Seller. The obligation of the Seller to effect the Closing is subject to the satisfaction (or waiver) prior to the Closing of the following conditions:

(a)  Representations and Warranties. Each of the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects (except those representations and warranties qualified by “materiality” or words of similar meaning, which must be true and correct in all respects) as of the date hereof and as of the Closing as if made on and as of the Closing (except for such representations and warranties that are made as of a specific date, which shall speak only as of such date).

(b)  Covenants. Each of the covenants and agreements of the Buyer to be performed on or prior to the Closing shall have been duly performed in all material respects.

(c)  Ancillary Agreements. The Buyer shall have executed and delivered each Ancillary Agreement to which it is a party (other than the Shareholders’ and Registration Rights Agreement).

(d)  Certificate. The Seller shall have received a certificate, signed by a duly authorized officer of the Buyer and dated the Closing Date, to the effect that the conditions set forth in Sections 6.3(a) and 6.3(b) have been satisfied.

(e)  Approval of Issuance of Share Consideration. Unless the Buyer shall issue the Share Consideration in accordance with Section 5.3(b), the Seller shall have received a copy of the North Carolina Permit approving the terms and conditions of the Transaction (including the issuance of the Share Consideration as set forth herein) and the fairness of such terms and conditions after a hearing upon the fairness thereof pursuant to Section 78A-30 of the General Statutes of North Carolina.

(f)  Legal Opinion. The Seller shall have received an opinion of counsel to the Buyer, in form and substance reasonably satisfactory to the Seller, regarding the matters set forth in Exhibit 6.3(f).

ARTICLE VII

SURVIVAL; INDEMNIFICATION; CERTAIN REMEDIES

Section 7.1  Survival. The representations and warranties of the Seller and the Buyer contained in this Agreement shall survive the Closing for the period set forth in this Section 7.1. All representations and warranties contained in this Agreement and all claims with respect thereto shall terminate upon the expiration of 18 months after the Closing Date, except that (i) the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6, 4.1, 4.2 and 4.6 shall survive forever, (ii) the representations and warranties contained in Sections 3.12 (Environmental Matters) and 3.13 (Intellectual Property) shall survive for three years after the Closing Date and (iii) the representations and warranties contained in Section 3.9 (Taxes) shall survive until the expiration of the applicable statute of limitations, giving effect to any extensions thereof; it being understood that, if any Claim Notice has been properly given (within the meaning of Section 9.1) within the applicable survival period, the representations and warranties that are the subject of such indemnification claim shall survive with respect to such claim until such time as such claim becomes the subject of a Final Determination.

Section 7.2  Indemnification by the Seller. (a) The Seller hereby agrees that, from and after the Closing, it shall indemnify, defend and hold harmless the Buyer and its Representatives and their heirs, successors and permitted assigns, each in its capacity as such (the “Buyer Indemnified Parties,” collectively with the Seller Indemnified Parties, the “Indemnified Parties”) from, against and in respect of any damages, losses, diminution in value, charges, obligations, Liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, Taxes, royalties, fines, interest, penalties and reasonable costs and expenses (including removal costs, remediation costs, closure costs, allocable and reasonable internal costs, reasonable fees and expenses of attorneys, accountants, consultants and others and other out-of-pocket expenses incurred in the investigation, preparation, defense, settlement and ongoing monitoring of any of the same or in asserting, preserving or enforcing rights under this Agreement or any Ancillary Agreement) (collectively, “Losses”) imposed on, sustained, incurred or suffered by, any of the Buyer Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly, relating to or arising out of or resulting from (i) subject to Section 7.2(b), any breach of or inaccuracy in any representation or warranty made by the Seller contained in this Agreement or any Ancillary Agreement for the period such representation or warranty survives, it being understood that, for purposes of this Section 7.2(a)(i), any qualifications relating to materiality (but not the term “Material Adverse Effect”) contained in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached, (ii) any breach, violation or non-fulfillment of any covenant or agreement of the Seller contained in this Agreement or any Ancillary Agreement, (iii) any of the Excluded Liabilities, (iv) any Taxes for which the Seller is responsible in accordance with Section 5.4, (v) the failure of the Transferred Subsidiaries prior to the Closing to make social insurance (including housing fund) payments, overtime payments and salary and wage withholdings in compliance with applicable Law, (vi) any Liabilities relating to any Environmental Law arising out of the operation of the Business prior to the Closing (including the underpayment by the Transferred Subsidiaries of waste water discharge levies required by applicable Environmental Law) and (vii)  Intellectual Property infringement claims set forth on Schedule 3.13(l). Notwithstanding anything to the contrary herein, any claim by the Buyer under this Article VII relating to, arising out of or resulting from the indemnity in Section 7.2(a)(vi), and any indemnity obligations under Article VII related thereto, shall survive the Closing for a period of only three years.

(b)  The Seller shall not be liable to the Buyer Indemnified Parties for any individual Loss with respect to the matters contained in Section 7.2(a)(i) (other than breach of or inaccuracy in the representations and warranties in Sections 3.1, 3.2, 3.3 and 3.6, which shall be indemnified without regard to the following limitations) unless (i) such individual Loss exceeds the Individual Indemnity Threshold and (ii) the aggregate amount of all such Losses, other than any individual Loss that is equal to or below the Individual Indemnity Threshold, exceeds the Aggregate Indemnity Threshold, in which case the Seller shall be liable for all of such Losses; provided, however, that the Seller shall not be required to make any payments to the Buyer Indemnified Parties pursuant to clauses (i) and (ii) of Section 7.2(a) in excess of an aggregate amount equal to $50,000,000. For avoidance of any doubt, each individual Loss that is equal to or below the Individual Indemnity Threshold shall be excluded from any calculation of the aggregate amount of Losses in clause (ii) of this Section 7.2(b) and from any calculation of the Seller’s indemnity obligation under this Section 7.2.

Section 7.3  Indemnification by the Buyer. (a)  The Buyer hereby agrees that, from and after the Closing, it shall indemnify, defend and hold harmless the Seller and its Representatives and their heirs, successors and permitted assigns, each in its capacity as such (the “Seller Indemnified Parties”) from, against and in respect of any Losses imposed on, sustained, incurred or suffered by, or asserted against, any of the Seller Indemnified Parties, whether in respect of third-party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of or resulting from, (i) subject to Section 7.3(b) hereof , any breach of or inaccuracy in any representation or warranty made by the Buyer contained in this Agreement or any Ancillary Agreement for the period such representation or warranty survives, it being understood that, for purposes of this Section 7.3(a)(i), any qualifications relating to materiality contained in such representation or warranty shall be disregarded for purposes of determining whether such representation or warranty was breached, (ii) any breach, violation or non-fulfillment of a covenant or agreement of the Buyer contained in this Agreement or any Ancillary Agreement, and (iii) the Transferred Shares, the assets of the Transferred Subsidiaries, or the Business to the extent attributable to the operation or ownership of the Business following the Closing and not otherwise an Excluded Liability.

(b)  The Buyer shall not be liable to the Seller Indemnified Parties for any individual Loss with respect to the matters contained in Section 7.3(a)(i) (other than breach of or inaccuracy in the representations and warranties contained in Sections 4.1, 4.2 and 4.6, which shall be indemnified without regard to the following limitations) unless (i) such individual Loss exceeds the Individual Indemnity Threshold and (ii) the aggregate amount of all such Losses, other than any individual Loss that is equal to or below the Individual Indemnity Threshold, exceeds the Aggregate Indemnity Threshold, in which case the Buyer shall be liable for all of such Losses; provided, however, that the Buyer shall not be required to make any payments to the Seller Indemnified Parties pursuant to clauses (i) and (ii) of Section 7.3(a) in excess of an aggregate amount equal to $50,000,000. For avoidance of any doubt, each individual Loss that is equal to or below the Individual Indemnity Threshold shall be excluded from any calculation of the aggregate amount of Losses in clause (ii) of this Section 7.3(b) and from any calculation of the Buyer’s indemnity obligation under this Section 7.3.

Section 7.4  Third-Party Claim Indemnification Procedures. (a)  If any written claim or demand for which an indemnifying party (an “Indemnifying Party”) may have liability to any Indemnified Party hereunder (other than a claim brought with respect to Tax Liabilities under Section 5.4, which shall be governed by that Section), is asserted against or sought to be collected from any Indemnified Party by a third party (a “Third-Party Claim”), such Indemnified Party shall promptly (but no later than 20 Business Days after receipt thereof) notify the Indemnifying Party in writing of such Third-Party Claim (a “Third-Party Claim Notice,” collectively with Direct Claim Notices, “Claim Notices”); provided, however, that the failure timely to give a Third-Party Claim Notice shall affect the rights of an Indemnified Party hereunder only to the extent that such failure has a material prejudicial effect on the defenses or other rights available to the Indemnifying Party with respect to such Third-Party Claim. A Third-Party Claim Notice shall contain a brief summary of the facts underlying or relating to such claim to the extent then known by the Indemnified Party or a copy of any correspondence or notice received from the relevant third party and a statement that the Indemnified Party seeks indemnification for Losses relating to such Third-Party Claim.

(b)  The Indemnifying Party shall have 30 days (or such lesser number of days set forth in the Third-Party Claim Notice as may be required by any Government Entity, court proceeding or regulatory inquiry or investigation) after receipt of the Third-Party Claim Notice (the “Notice Period”) to notify the Indemnified Party that it desires to defend the Indemnified Party against such Third-Party Claim unless the Third Party Claim involves criminal liability or in which equitable relief is sought against any of the Indemnified Parties; it being understood that, by assuming the defense of a Third-Party Claim, the Indemnifying Party shall acknowledge its obligation to indemnify the Indemnified Party with respect to all Losses imposed on, sustained, incurred or suffered by, or asserted against the Indemnified Party in respect of such Third-Party Claim (subject only to the limitations contained in Section 7.2(b) or 7.3(b), as the case may be, and any amounts actually recovered as contemplated by Section 7.8(a)) and all Losses sustained, incurred or suffered by the Indemnified Party in connection with such defense prior to such assumption shall be reimbursed by the Indemnifying Party.

(c)  In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against a Third-Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings, with counsel selected by the Indemnifying Party that is reasonably satisfactory to the Indemnified Party, at the expense of the Indemnifying Party. Once the Indemnifying Party has duly assumed the defense of a Third-Party Claim, the Indemnified Party shall have the right, but not the obligation, to participate in any such defense, including the opportunity to participate in any discussions or correspondence with any Government Entity, and to employ separate counsel of its choosing. The Indemnified Party shall participate in any such defense at its own expense unless (i) the Indemnifying Party and the Indemnified Party are both named parties to the proceedings and counsel to the Indemnified Party shall have reasonably concluded that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or the availability to the Indemnified Party of one or more defenses or counterclaims that are inconsistent with one or more of those that may be available to the Indemnifying Party in respect thereof, or (ii) the Indemnified Party assumes the defense of a Third-Party Claim after the Indemnifying Party has failed to diligently pursue a Third-Party Claim it has assumed, as provided in Section 7.4(d).

(d)  If the Indemnifying Party (i) elects not to defend the Indemnified Party against a Third-Party Claim, whether by not giving the Indemnified Party timely notice of its desire to so defend or otherwise, (ii) is not entitled to defend the Third-Party Claim as provided in Section 7.4(b), or (iii) after assuming the defense of a Third-Party Claim, fails to take reasonable steps necessary to negotiate for settlement or defend diligently such Third-Party Claim within 10 Business Days after receiving written notice from the Indemnified Party to the effect that the Indemnifying Party has so failed, the Indemnified Party shall have the right, but not the obligation, to assume its own defense; it being understood that the Indemnified Party’s right to indemnification for a Third-Party Claim shall not be adversely affected by assuming the defense of such Third-Party Claim.

(e)  Whether or not the Indemnifying Party shall have assumed defense of a Third-Party Claim, (i) the Indemnified Party shall have no liability with respect to any settlement or compromise of such Third-Party Claim effected without its written consent (which consent shall not be unreasonably withheld) and (ii) the Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld), consent to the entry of judgment, admit any liability with respect to, settle, compromise, discharge or offer to settle, compromise or discharge any Third-Party Claim on a basis that would result in (A) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, (B) a finding or admission of a violation of Law or violation of the rights of any Person by the Indemnified Party or any of its Affiliates, (C) a finding or admission of a violation of Law, of a violation of the rights of any Person or that would have an adverse effect on other claims made or threatened against the Indemnified Party or any of its Affiliates, or (D) except to the extent within the basket set forth in Section 7.2(b) or 7.3(b), as the case may be, any monetary liability of the Indemnified Party that will not be promptly paid or reimbursed by the Indemnifying Party or anything less than a complete release being provided to the Indemnified Party and its Affiliates.

(f)  The Indemnified Party and the Indemnifying Party shall cooperate in order to ensure the proper and adequate defense of a Third-Party Claim, including by providing access during regular business hours to each other’s relevant business records and other documents, and employees; provided, however, that such cooperation shall not unreasonably interfere with the business or operations of the providing party. All Losses sustained, incurred or suffered by the Indemnified Party in connection with responding to, complying with or satisfying the Indemnifying Party’s requests for cooperation shall be promptly reimbursed by the Indemnifying Party. If the Indemnifying Party disputes the amount of, or otherwise refuses or fails to reimburse, any such Losses that the Indemnified Party has incurred and for which the Indemnified Party has sought reimbursement from the Indemnifying Party, the Indemnified Party shall not be obligated to continue providing cooperation with respect to the defense of the relevant Third-Party Claim until such dispute has become the subject of a Final Determination or all such Losses have been reimbursed in full.

(g)  The Indemnified Party and the Indemnifying Party shall use reasonable best efforts to avoid production of confidential information (consistent with applicable Law), and to cause all communications among employees, counsel and others representing any party to a Third-Party Claim to be made so as to preserve any applicable attorney-client or work-product privileges.

Section 7.5  Direct Claims. (a) If an Indemnified Party wishes to make a claim for indemnification hereunder for a Loss that does not result from a Third-Party Claim (a “Direct Claim”), the Indemnified Party shall notify the Indemnifying Party in writing of such Direct Claim (a “Direct Claim Notice”), including a brief summary of the facts underlying or related to such claim to the extent then known by the Indemnified Party and a statement that the Indemnified Party seeks indemnification for Losses relating to such claim. The Indemnifying Party shall have a period of 30 days within which to respond to such Direct Claim.

(b)  If the Indemnifying Party accepts the Direct Claim or does not respond within such 30-day period, the Indemnifying Party will be deemed to have accepted the Direct Claim and to have conclusively acknowledged its obligation to indemnify the Indemnified Party with respect to all Losses imposed on, sustained, incurred or suffered by, or asserted against the Indemnified Party in respect of such Direct Claim. If the Indemnifying Party accepts or is deemed to accept the Direct Claim, within 30 days after the date of such acceptance, it shall pay the amount of Losses (if any) specified in the Direct Claim Notice for which the Indemnified Party seeks indemnification at that time (which amount shall not be conclusive of the final amount of such Direct Claim) and any amount of Losses specified in any supplementary Direct Claim Notice contemplated by Section 7.6(b). In the event that the Indemnifying Party is the Seller, it shall have the option to either pay the foregoing amount of Losses in cash or instruct the Escrow Agent to release to the Buyer such portion of the Purchase Price Shares held in escrow pursuant to the Escrow Agreement as directed by the Seller.

(c)  If the Indemnifying Party rejects all or any part of the Direct Claim within the 30-day period after the date of the Direct Claim Notice, or fails to pay any Losses in accordance with Section 7.5(b), the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve such dispute on the Direct Claim during the 30-day period following the delivery of a response reflecting such dispute. If the dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall submit the dispute to arbitration pursuant to Section 9.9 below.

Section 7.6  Claim Notices. (a) A Claim Notice shall state the estimated amount of Losses (which estimate shall not be conclusive of the final amount of such claim and subsequently may be supplemented or amended as contemplated by Section 7.6(b)) that the Indemnified Party believes it has sustained, incurred or suffered with respect to any Third-Party Claim or Direct Claim and identify the representations and warranties of the Indemnifying Party that the Indemnified Party believes were breached or inaccurate or otherwise identify the bases upon which the Indemnified Party believes that it is entitled to indemnification (which bases shall not be conclusive of the final determination of liability for indemnification and subsequently may be supplemented or amended as contemplated by Section 7.6(b)).

(b)  At any time after an Indemnified Party has delivered a Claim Notice satisfying the content requirements of Section 7.4(a) or 7.5(a), such Indemnified Party, in its discretion, may supplement or amend such Claim Notice by delivery of any correspondence, notice or other information relating to the claim covered by the original Claim Notice. For the avoidance of doubt, the delivery by the Indemnified Party of one or more supplements or amendments to a Claim Notice, to the extent such supplements or amendments do not include new Claims being made after the expiration of the relevant survival period set forth in Section 7.1, shall not be deemed the delivery of a new Claim Notice or the revocation of the original Claim Notice, and shall not alter or undermine the timeliness of the original Claim Notice, for purposes of Section 7.1.

Section 7.7  Consequential Damages. The parties hereto acknowledge that, except with respect to Third-Party Claims, Losses shall not include any consequential, punitive, special, incidental and indirect damages, including lost profits.

Section 7.8  Adjustments to Losses. (a)  Insurance. In calculating the amount of any Loss, the proceeds actually received by the Indemnified Party or any of its Affiliates under any insurance policy or pursuant to any claim, recovery, settlement or payment by or against any other Person in each case relating to the Third-Party Claim or the Direct Claim, net of any actual costs, expenses or premiums incurred in connection with securing or obtaining such proceeds, shall be deducted, except to the extent that the adjustment itself would excuse, exclude or limit the coverage of all or part of such Loss. The Indemnified Party shall use commercially reasonable efforts to assert any rights or make any claim or demand under any insurance policy relating to any Third-Party Claim or Direct Claim or any occurrence, claim or Loss that results in a payment by an Indemnifying Party under this Article VII. No Indemnifying Party shall be entitled to be subrogated to any rights of an Indemnified Party.

(b)  Purchase Price Adjustment. In calculating the amount of any Loss for which any Buyer Indemnified Party is entitled to indemnification hereunder, the amount of any reserve or other negative provision reflected in the Closing Date Working Capital Statement related to such Loss shall be deducted.

(c)  Reimbursement. If an Indemnified Party recovers an amount from a third party in respect of a Loss that is the subject of indemnification hereunder after all or a portion of such Loss has been paid by an Indemnifying Party pursuant to this Article VII, the Indemnified Party shall promptly remit to the Indemnifying Party the excess (if any) of (i) the amount paid by the Indemnifying Party in respect of such Loss (or, where the Seller is the Indemnifying Party, any amount paid by the Escrow Agent pursuant to the Escrow Agreement), plus the amount actually received from the third party in respect thereof, less (ii) the full amount of Loss.

(d)  Escrow Agreement. If, pursuant to the Escrow Agreement, the Buyer receives an amount from the Escrow Agent in respect of a Loss that is the subject of indemnification by the Seller hereunder, the Buyer shall not be entitled to seek enforcement of its rights to indemnification directly against the Seller with respect to such amount.

Section 7.9  Payments. The Indemnifying Party shall pay all amounts payable pursuant to this Article VII by wire transfer of immediately available funds, promptly following receipt from an Indemnified Party of a bill, together with all accompanying reasonably detailed back-up documentation, for a Loss that is the subject of indemnification hereunder, unless the Indemnifying Party in good faith disputes the Loss, in which event it shall so notify the Indemnified Party. In any event, the Indemnifying Party shall pay to the Indemnified Party, by wire transfer of immediately available funds, the amount of any Loss for which it is liable hereunder no later than five Business Days following any Final Determination of such Loss and the Indemnifying Party’s liability therefor. A “Final Determination” shall exist when (i) the parties to the dispute have reached an agreement in writing, (ii) a Government Entity of competent jurisdiction shall have entered a final and binding order or judgment, or (iii) an arbitration or like panel shall have rendered a determination or award with respect to disputes the parties have agreed to submit thereto. In the event that the Indemnifying Party is the Seller, it shall have the option to either pay the foregoing amount of Losses in cash or instruct the Escrow Agent to release to the Buyer such portion of the Purchase Price Shares held in escrow pursuant to the Escrow Agreement as directed by the Seller.

Section 7.10  Characterization of Indemnification Payments. To the extent allowed under applicable Law, all payments made by an Indemnifying Party to an Indemnified Party in respect of any claim pursuant to Section 7.2 or 7.3 hereof shall be treated as adjustments to the Purchase Price for Tax purposes.

Section 7.11  Tax Indemnification. To the extent that the Buyer has a claim against the Seller with respect to Taxes and the Buyer may pursue such claim under Section 7.2 or Section 5.4, the Buyer may bring such claim against the Seller under either one (but not both) of those Sections. If the Buyer chooses to bring a claim under Section 5.4, the provisions of this Article VII shall not apply to such claim.

Section 7.12  Effect of Waiver of Condition. Neither the Buyer’s nor the Seller’s right to indemnity pursuant to this Article VII shall be adversely affected by its waiver of a condition to Closing set forth in Article VI, unless such party makes clear by the terms of its waiver that it is foreclosing its right to indemnity with respect to the matter that is the subject of the waiver.

ARTICLE VIII

TERMINATION

Section 8.1  Termination. This Agreement may be terminated at any time prior to the Closing:

(a)  by written agreement of the Buyer and the Seller;

(b)  by either the Buyer or the Seller by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to August 31, 2007 so long as the terminating party is not in material breach of its obligations under this Agreement;

(c)  by the Buyer, by giving five days’ written notice of such termination to the Seller, so long as the Buyer is not in material breach of its obligations under this Agreement, if any condition set forth in Section 6.1 or Section 6.2 shall have become incapable of satisfaction on or prior to August 31, 2007;

(d)  by the Seller, by giving five days’ written notice of such termination to Buyer, so long as the Seller is not in material breach of its obligations under this Agreement, if any condition set forth in Section 6.1 or Section 6.3 shall have become incapable of satisfaction on or prior to August 31, 2007; or

(e)  by either party if the Closing shall not have occurred on or prior to the tenth Business Day following the satisfaction of all the conditions set forth in Article VI as a result of any action or inaction by the other party.

Section 8.2  Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1, this Agreement shall thereafter become void and have no effect, and neither party hereto shall have any liability to the other party hereto or its Affiliates, or their respective Representatives, except for the obligations of the parties hereto contained in this Section 8.2 and in Article IX (and any related definitional provisions set forth in Article I), and except that nothing in this Section 8.2 shall relieve either party from liability for any breach of this Agreement that arose prior to such termination, for which liability the provisions of Article VII shall remain in effect in accordance with the provisions and limitations of such Article.

ARTICLE IX

MISCELLANEOUS

Section 9.1  Notices. All notices and communications required or permitted to be given hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier or email; provided, however, that the telecopy or email is promptly confirmed by telephone confirmation thereof, to the Person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such Person:

To the Buyer:

Cree, Inc.
4600 Silicon Drive
Durham, NC 27703-8475
United States
Telephone: +1 (919) 313-5300
Telecopy: +1 (919) 313-5456
Email: Adam_Broome@cree.com/ Diana_Allen@cree.com

Attn: Adam Broome/Diana S. Allen
With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Telephone: (212) 558-4000
Telecopy: (212) 558-3588
Email: aquilaf@sullcrom.com

Attn: Francis J. Aquila

To the Seller:

COTCO Holdings Limited
6/F, Photonics Centre, No. 2, Science Park East Avenue
Hong Kong Science Park, Hong Kong
Telephone: +852 2484 1507
Telecopy: +852 2422 2737
Email: ivorl@cotco.com

Attn: Ivor Lee

With a copy to:

Paul, Hastings Janofsky & Walker, LLP
21-22/F Bank of China Tower
1 Garden Road
Central Hong Kong
Telephone: +852 2867 1227
Telecopy: +852 3192 9777
Email: jacquelinelim@paulhastings.com

Attn: Jacqueline Lim

Section 9.2  Amendment; Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by all the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

Section 9.3  No Assignment or Benefit to Third Parties. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and permitted assigns. Subject to the provisions of Section 2.9, neither party to this Agreement may assign any of its rights or delegate any of its obligations under this Agreement, by operation of Law or otherwise, without the prior written consent of the other party hereto, except as provided in Section 9.5 and except that each party may assign any or all of its rights under this Agreement or any Ancillary Agreement to one or more of its Affiliates (but no such assignment shall relieve such party of any of its obligations hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Buyer, the Seller, the Indemnified Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

Section 9.4  Entire Agreement. This Agreement (including all Schedules and Exhibits hereto) and the Ancillary Agreements contain the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement, which shall remain in full force and effect until the Closing.

Section 9.5  Fulfillment of Obligations. Any obligation of either party to the other party under this Agreement, or any of the Ancillary Agreements, which obligation is performed, satisfied or fulfilled completely by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

Section 9.6  Public Disclosure. Notwithstanding anything to the contrary contained herein, except as may be required to comply with the requirements of any applicable Law and the rules and regulations of any stock exchange upon which the securities of one of the parties is listed, from and after the date hereof, no press release or similar public announcement or communication shall be made or caused to be made relating to this Agreement unless specifically approved in advance by both parties hereto.

Section 9.7  Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by the party incurring such costs and expenses.

Section 9.8  Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF HONG KONG, WITHOUT REGARD TO ANY CONFLICT OF LAWS PROVISIONS.

Section 9.9  Dispute Resolution. (a)  Any dispute, controversy or claim arising out of or in connection with this Agreement (“Dispute”) shall be submitted to the International Chamber of Commerce (the “ICC”) for settlement by arbitration with three arbitrators under the Rules of Arbitration of the ICC in effect as of the date of this Agreement (the “Arbitration Rules”), as modified by this Agreement. Each of the Buyer and the Seller shall be entitled to designate one arbitrator. The two arbitrators shall consult with each other to agree upon the selection of a third arbitrator; provided, however, that, if either the Buyer or the Seller fails to appoint an arbitrator within 20 Business Days after receipt by the other party of a written notice requesting arbitration, or if the two arbitrators cannot reach an agreement with respect to the third arbitrator on or prior to 5:00 P.M. (Hong Kong time) on the twentieth Business Day following the date of the appointment of the second arbitrator, the appointment shall be made by the ICC pursuant to the Arbitration Rules. Any arbitration pursuant to this Section 9.9 shall be administered by the ICC in accordance with its arbitration procedures in effect as of the date of this Agreement.

(b)  The arbitration proceedings shall be conducted in English. The seat of the arbitration shall be in Hong Kong. Any award of the arbitral tribunal must be in writing and state the grounds upon which it is based.

(c)  The decision of the arbitral tribunal shall be final and binding on the parties and the parties hereby waive irrevocably any rights to any form of appeal, review or recourse to any state or other judicial authority, in so far as such waiver may validly be made.

(d)  The parties shall have the right to seek interim injunctive relief or other interim relief from a court of competent jurisdiction, both before and after the arbitral tribunal has been appointed, at any time up until the arbitral tribunal has made its final award. Judgment upon any arbitral award may be entered by any court of competent jurisdiction and any party may apply to such court for the recognition and enforcement of such award as the Law of such jurisdiction may allow. Each party agrees that any judgment upon an arbitral award rendered against it under this Agreement may be executed against its assets in any jurisdiction.

(e)  Any arbitral award hereunder may be enforced in any proper court of competent jurisdiction. Each party agrees that service of process upon such party at the address so provided in Section 9.1 shall be deemed in every respect effective service of process upon such party in any such action, suit or proceeding.

(f)  Each party hereby agrees to submit any dispute, controversy or claim with respect to the enforceability of the arbitration provisions of this Agreement to the ICC for settlement by arbitration under the Arbitration Rules in accordance with the ICC’s arbitration procedures and the terms of this Agreement. If the arbitration provisions of this Agreement are held unenforceable by the ICC, the parties shall be entitled to submit any Dispute to any proper court of competent jurisdiction for legal suits, actions or proceedings.

Section 9.10  Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

Section 9.11  Headings. The heading references herein and the table of contents hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof.

Section 9.12  Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed or caused this Agreement to be executed as of the date first written above.

COTCO HOLDINGS LIMITED

By:	/s/ Lo Chung Wai, Paul
Lo Chung Wai, Paul
Chairman

CREE, INC.

By:	/s/ Charles M. Swoboda
Charles M. Swoboda
Chairman, President and Chief Executive Officer